Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of July 14, 2022,

among

HESS CORPORATION,

HESS OVERSEAS FINANCE INVESTMENTS CENTRE LIMITED,

as the initial Borrowing Subsidiary,

THE OTHER BORROWING SUBSIDIARIES FROM TIME TO TIME PARTY HERETO,

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

MUFG BANK, LTD., MIZUHO BANK, LTD.,

CITIBANK, N.A., SUMITOMO MITSUI BANKING CORPORATION,

GOLDMAN SACHS BANK USA and MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Bookrunners

MUFG BANK, LTD.,

MIZUHO BANK, LTD., CITIBANK, N.A.,

SUMITOMO MITSUI BANKING CORPORATION,

GOLDMAN SACHS BANK USA and MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agents

DNB BANK ASA, NEW YORK BRANCH,

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

TRUIST BANK

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents

[CS&M Ref No. 6701-425]

ARTICLE VII
Events of Default

ARTICLE VIII
The Administrative Agent

ARTICLE IX
Guarantee

ARTICLE X
Miscellaneous

SECTION 10.01.	Notices	86
SECTION 10.02.	Waivers; Amendments	88
SECTION 10.03.	Expenses; Indemnity; Limitation of Liability	90
SECTION 10.04.	Successors and Assigns	92
SECTION 10.05.	Survival	94
SECTION 10.06.	USA PATRIOT Act and the Beneficial Ownership Regulation	95
SECTION 10.07.	Counterparts; Integration; Effectiveness; Electronic Execution	95
SECTION 10.08.	Severability	97
SECTION 10.09.	Right of Setoff	97
SECTION 10.10.	Governing Law; Jurisdiction; Consent to Service of Process; Process Agent; Waiver of Immunity	97
SECTION 10.11.	WAIVER OF JURY TRIAL	98
SECTION 10.12.	Headings	98
SECTION 10.13.	Confidentiality; Non-Public Information	99
SECTION 10.14.	No Fiduciary Relationship	100
SECTION 10.15.	Conversion of Currencies	100
SECTION 10.16.	Interest Rate Limitation	101
SECTION 10.17.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	101

SCHEDULES:

Schedule 2.01	Commitments
Schedule 2.05	Swingline Commitments
Schedule 2.06A	Issuing Banks and LC Commitments
Schedule 2.06B	Existing Letters of Credit
Schedule 3.10	Scheduled Debt
Schedule 6.01	Existing Liens

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Note
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Notice of LC Activity
Exhibit F	Form of Notice of LC Request
Exhibit G-1	Form of Borrowing Subsidiary Agreement
Exhibit G-2	Form of Borrowing Subsidiary Termination
Exhibit H-1	Form of U.S. Tax Certificate (Foreign Lenders that are Not Partnerships)
Exhibit H-2	Form of U.S. Tax Certificate (Foreign Participants that are Not Partnerships)
Exhibit H-3	Form of U.S. Tax Certificate (Foreign Participants that are Partnerships)
Exhibit H-4	Form of U.S. Tax Certificate (Foreign Lenders that are Partnerships)

CREDIT AGREEMENT dated as of July 14, 2022, among HESS CORPORATION, a Delaware corporation; HESS OVERSEAS FINANCE INVESTMENTS CENTRE LIMITED, a Cayman Islands exempted company incorporated with limited liability, as a Borrowing Subsidiary; each OTHER BORROWING SUBSIDIARY from time to time party hereto; the LENDERS party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR Borrowing” means any Borrowing comprised of ABR Loans.

“ABR Loan” means any Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

“Accommodation Guarantee Indebtedness” has the meaning assigned to such term in clause (e) of Article VII.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR shall be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means (a) for any Interest Period other than a one week Interest Period, an interest rate per annum equal to (i) the Term SOFR for such Interest Period plus (ii) 0.10% and (b) for any Interest Period of one week, an interest rate per annum equal to (i) the Daily Simple SOFR from time to time in effect on each day during such Interest Period plus (ii) 0.03839%; provided that if the Adjusted Term SOFR shall be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. (including J.P. Morgan AG) that it shall have designated for the purpose of performing any of its obligations hereunder or under the other Loan Documents in such capacity.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 10.15(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that (i) if such rate shall be less than zero, such rate shall be deemed to be zero and (ii) if such rate cannot be determined, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively.

“Ancillary Document” has the meaning assigned to such term in Section 10.07(b).

“Anti-Corruption Laws” means all laws, statutes, rules, regulations or obligatory government orders, decrees or ordinances of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning assigned to such term in Section 10.15(b).

“Applicable Percentage” means, at any time, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment at such time; provided that, for purposes of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Lender, the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment at such time. If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to the Facility Fees or any ABR Revolving Loan, any Term SOFR Revolving Loan or, if applicable pursuant to Section 2.14, any Daily Simple SOFR Revolving Loan, the applicable rate per annum set forth below under the caption “Facility Fee Rate”, “ABR Spread” or “Term SOFR / Daily Simple SOFR Spread”, in each case based upon the Public Debt Ratings applicable on such day:

Public Debt Rating	Facility Fee Rate	Term SOFR /Daily Simple SOFR Spread	ABR Spread
Level I ≥ A3 / A-/ A-	0.100%	1.025%	0.025%
Level II Baa1 / BBB+/ BBB+	0.125%	1.125%	0.125%
Level III Baa2 / BBB/ BBB	0.175%	1.200%	0.200%
Level IV Baa3 / BBB-/ BBB-	0.200%	1.300%	0.300%
Level V Ba1 / BB+/ BB+	0.250%	1.625%	0.625%
Level VI < Ba1 / BB+/ BB+	0.350%	1.775%	0.775%

For purposes of the foregoing, (a) if only one or two of the Rating Agencies shall have in effect a Public Debt Rating, the Applicable Rate shall be determined by reference to the available rating or ratings; provided that if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Rate will be determined by reference to Level VI as set forth in the grid above; (b) if none of the Rating Agencies shall have in effect a Public Debt Rating, the Applicable Rate will be determined by reference to Level VI as set forth in the grid above; (c) if the Public Debt Ratings established by the Rating Agencies shall fall within different Levels, then (i) if all three Rating Agencies shall have in effect a Public Debt Rating, then either (x) if two of the three Public Debt Ratings are in the same Level, the Applicable Rate shall be determined by reference to such Level or (y) if all three of the Public Debt Ratings are in a different Level, the Applicable Rate shall be determined by reference to the lower of the two highest Public Debt Ratings, provided that if the higher of such two Public Debt Ratings is more than one Level above the second highest of such Public Debt Ratings, the Applicable Rate shall be determined by reference to the Level immediately above that corresponding to such second highest Public Debt Rating and (ii) if only two Rating Agencies shall have in effect a Public Debt Rating, then the Level corresponding to the higher Public Debt Rating shall apply, provided that if the higher of such two Public Debt Ratings is more than one Level above the other of such Public Debt Ratings, the Applicable Rate shall be determined by reference to the Level immediately above that corresponding to the lower of such Public Debt Ratings; (d) if the Public Debt Rating established by any Rating Agency shall be changed, such change shall be effective as of the date on which such change is first announced publicly by such Rating Agency; and (e) if any Rating Agency shall change the basis on which Public Debt Ratings are established, each reference to the Public Debt Rating announced by such Rating Agency shall refer to the then equivalent rating by such Rating Agency.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Mizuho Bank, Ltd., Citibank, N.A., Sumitomo Mitsui Banking Corporation, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., in their capacities as the joint lead arrangers and joint bookrunners for the credit facility established hereunder.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that (a) a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person, and (b) a Bankruptcy Event shall not result solely by virtue of an Undisclosed Administration.

“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; and

(2) the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted

Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Company, may be appropriate to reflect the adoption and implementation of the applicable Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.14(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.14(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation, substantially similar in form to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and to the same Borrower and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan or group of Swingline Loans made on the same date and to the same Borrower.

“Borrowing Request” means a request by a Borrower for Revolving Loans or Swingline Loans in accordance with Section 2.03 or 2.05, as applicable, which, if in writing, shall be substantially in the form of Exhibit C or any other form acceptable to the Administrative Agent.

“Borrowing Subsidiary” means (a) Hess Overseas Finance Investments Centre Limited, a Cayman Islands exempted company incorporated with limited liability, and (b) each other Subsidiary that has been designated as a Borrowing Subsidiary pursuant to Section 2.20, other than any Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.20; provided that, notwithstanding anything to the contrary herein, none of the Midstream Subsidiaries may be designated as a Borrowing Subsidiary.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit G-1, duly executed by the Company and the applicable Borrowing Subsidiary and approved by the Administrative Agent.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit G-2, duly executed by the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Daily Simple SOFR Loan or a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans, or any other dealings in respect of any Loans referencing the Adjusted Daily Simple SOFR or the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Lease” means, with respect to any Person which is the lessee thereunder, any lease or charter of property, real or personal, which would, in accordance with GAAP, be recorded as an asset under a capital lease on a balance sheet of such Person.

“Capitalized Lease Obligation” means, with respect to any Person on any date, the amount which would, in accordance with GAAP, be recorded as an obligation under a Capital Lease on a balance sheet of such Person as lessee under such Capital Lease as at such date. For all purposes of this Agreement, Capitalized Lease Obligations shall be deemed to be Debt secured by a Lien on the assets subject to the applicable Capital Lease.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the Effective Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or any Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 10.16.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, in an Incremental Facility Agreement pursuant to which such Commitment is established or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Effective Date is $3,250,000,000.

“Commitment Increase” has the meaning assigned to such term in Section 2.09(e).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any of the Borrowers or the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 10.01, including through the Platform.

“Company” means Hess Corporation, a Delaware corporation.

“Company Capitalization Ratio” means, on any date of determination, the ratio of (a) Total Consolidated Debt on such date to (b) Total Capitalization on such date.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.09(d).

“Consolidated Current Liabilities” means, on any date, all amounts which, in accordance with GAAP, would be classified as current liabilities on a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at such date.

“Consolidated Intangibles” means, on any date, all assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis, that would, in accordance with GAAP, be classified as intangible assets on a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at such date, including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the fair market value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of all write-ups in the book value of assets resulting from any revaluation thereof (other than revaluations arising out of foreign currency valuations in accordance with GAAP).

“Consolidated Net Tangible Assets” means, on any date, an amount equal to (a) the amount that would, in accordance with GAAP, be included as total assets on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at such date minus (b) the sum of (i) Consolidated Intangibles at such date and (ii) Consolidated Current Liabilities at such date; provided that (A) the amount of assets under clause (a) above and the amount of Consolidated Intangibles under clause (b)(i) above shall, in each case, be determined excluding all assets of any Midstream Subsidiary (and, in the case of clause (a) above, excluding any equity interests of the Company or any Consolidated Subsidiary in any Midstream Subsidiary) and (B) the amount of Consolidated Current Liabilities under clause (b)(ii) above shall exclude any current liabilities of the Midstream Subsidiaries, provided that to the extent such current liabilities are Guaranteed by the Company or any Consolidated Subsidiary (other than a Midstream Subsidiary), the amount of such current liabilities that are so Guaranteed shall be included in determining Consolidated Current Liabilities.

“Consolidated Subsidiaries” means, with respect to any Person on any date, all Subsidiaries and other entities whose accounts are consolidated with the accounts of such Person as of such date in accordance with GAAP.

“Continuing Directors” has the meaning assigned to such term in clause (i) of Article VII.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Event” means each Borrowing (other than any conversion or continuation of a Loan) and each issuance, extension or increase in the amount of a Letter of Credit.

“Credit Party” means the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR (and, for the avoidance of doubt, not by reference to clause (b) of the definition of Adjusted Term SOFR).

“Debt” means, with respect to any Person, (a) indebtedness for borrowed money (including indebtedness evidenced by debt securities), (b) obligations to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business, and (c) Capitalized Lease Obligations, in the case of each of the foregoing clauses (a) through (c), (i) for which such Person or any of its Consolidated Subsidiaries shall be liable as primary obligor or under any Guarantee of any such indebtedness or other such obligations of an entity not included in such Person’s consolidated financial statements but, in the case of any such Guarantee, only to the extent of such Person’s obligations (contingent or otherwise) in respect thereof, or (ii) which is indebtedness or other such obligations of any entity not included in such Person’s consolidated financial statements but that is secured in any manner by any Lien upon any assets of such Person or any of its Consolidated Subsidiaries; provided that for purposes of the computation of any Debt under this Agreement there shall be no duplication of any item of primary or other indebtedness or other obligation referred to above, whether such item reflects the indebtedness or other obligation of such Person or any of its Consolidated Subsidiaries or of any entity not included in such Person’s consolidated financial statements; and provided further that when computing Debt of the Company and its Consolidated Subsidiaries (other than for purposes of Section 6.01) the first $100,000,000 in the aggregate for which the Company and its Consolidated Subsidiaries shall be liable under any Guarantee of any Debt of a Person the accounts of which are not consolidated with the accounts of the Company in its consolidated financial statements shall be excluded from the computation of Debt of the Company and its Consolidated Subsidiaries.

“Declining Lender” has the meaning assigned to such term in Section 2.09(d).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, an Issuing Bank or a Swingline Lender made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such certification by the Administrative Agent, such Issuing Bank or such Swingline Lender, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, such Issuing Bank or such Swingline Lender, as applicable, or (d) has become, or the Lender Parent of which has become, the subject of a Bankruptcy Event or a Bail-In Action.

“Dividing Person” has the meaning assigned to such term in Section 1.06.

“Division” has the meaning assigned to such term in Section 1.06.

“Documentation Agents” means DNB Capital LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, in their capacities as the documentation agents with respect to the credit facility established hereby.

“dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means July 14, 2022, the date on which the conditions set forth in Section 4.01 were satisfied.

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D under the Securities Act) and that extends credit or buys loans in the ordinary course of business, other than, in each case, (i) a Defaulting Lender or a Lender Parent thereof, (ii) the Company or any of its Subsidiaries or (iii) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, threatened or endangered species, the release of any materials into the environment or, as it relates to exposure to materials classified or defined as “hazardous” or “toxic” under law, health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) release, threatened release, spill, discharge, disposal, emission or injection of any Hazardous Materials into, or migration of Hazardous Materials through, the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Erroneous Payment” has the meaning assigned to such term in Article VIII.

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Article VIII.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be deducted or withheld from a payment to a Credit Party: (a) income or franchise Taxes imposed on (or measured by) net income, in each case (i) by the United States of America (or any political subdivision or taxing authority thereof or therein), or by the jurisdiction under the laws of which such Credit Party is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Lender or any Issuing Bank is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)) or any branch or Affiliate of a Lender caused by such Lender to make a Loan under Section 2.02(b), any U.S. Federal withholding Tax that is imposed on amounts payable to such Lender pursuant to any laws in effect at the time such Lender becomes a party to this Agreement or such branch or Affiliate is caused to make such a Loan, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from any Borrower with respect to such withholding Tax pursuant to Section 2.17(a), (d) Taxes attributable to such Credit Party’s failure or inability to comply with Section 2.17(f), and (e) any Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement dated as of the Existing Credit Agreement Effective Date, as amended by that certain Extension and Amendment Agreement dated as of April 13, 2021, among the Borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Credit Agreement Effective Date” means April 18, 2019.

“Existing Letter of Credit” means each letter of credit issued under the Existing Credit Agreement that (a) is outstanding on the Effective Date and (b) is listed on Schedule 2.06B.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.09(d).

“Facility Fee” has the meaning assigned to such term in Section 2.12(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations or official interpretations thereof, any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means, with respect to the Company, the chief financial officer, principal accounting officer, treasurer or controller of the Company; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to or shall have an incumbency certificate on file with the Administrative Agent as to the authority of such individual acting in such capacity.

“Fitch” means Fitch Ratings, Inc., or any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Fronting Fee” has the meaning assigned to such term in Section 2.12(b).

“GAAP” means, subject to Section 1.04, generally accepted accounting principles in the United States of America as in effect from time to time (including any requirements thereof promulgated by the SEC).

“GIP JV Partner” means GIP II Blue Holding Partnership, L.P., a Delaware limited partnership, any of its successors or assigns or any other Affiliate or investment fund of Global Infrastructure Partners.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” by any Person means any direct or indirect undertaking to assume, guarantee, endorse, contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any other Person, excluding endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” means all the following obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise: (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans made to any Borrowing Subsidiary, (b) each payment (including payments in respect of reimbursements of LC Disbursements and interest thereon) required to be made under this Agreement in respect of any Letter of Credit issued for the account of any Borrowing Subsidiary and (c) all other monetary obligations under this

Agreement or any other Loan Document, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrowing Subsidiary.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum products, by-products or distillates, well completion and fracturing fluids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hess JV” means Hess Infrastructure Partners GP LLC, a Delaware limited liability company.

“in writing” means any written communication (including communication by email or other electronic communication) delivered in accordance with Section 10.01.

“Increase Effective Date” has the meaning assigned to such term in Section 2.09(e).

“Increasing Lender” has the meaning assigned to such term in Section 2.09(e).

“Incremental Facility Agreement” means an Incremental Facility Agreement, among the Borrowers, the Administrative Agent and one or more Increasing Lenders, evidencing a Commitment Increase.

“Indemnified Taxes” means Taxes, other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Information” has the meaning assigned to such term in Section 10.13.

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, which, if in writing, shall be substantially in the form of Exhibit D or any other form acceptable to the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day during such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Daily Simple SOFR Loan (if such Type of Loan is applicable pursuant to Section 2.14), each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Daily Simple SOFR Loan (or, if there is no such corresponding day in such month, then the last day of such month) and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week or one, three or six months thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless (other than in the case of a one week Interest Period) such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period (other than in the case of a one week Interest Period) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) except with respect to the Loans of any Lender that otherwise agrees, any Interest Period that otherwise would extend beyond the Maturity Date applicable to any Loan shall end on the Maturity Date applicable to such Loan. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the International Chamber of Commerce (or such later version thereof as may be in effect at the time of issuance).

“Issuing Banks” means each of the Lenders listed on Schedule 2.06A and any other Lenders (or any Affiliate of any Lender) that shall have become Issuing Banks hereunder as provided in Section 2.06(j) or 2.06(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.06(j)), each in its capacity as the issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Judgment Currency” has the meaning assigned to such term in Section 10.15(b).

“LC Availability Period” means the period from and including the Effective Date to but excluding the date that is five Business Days prior to the Maturity Date.

“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit that, subject to the terms and conditions hereof, are required to be issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.06A or, in the case of any Issuing Bank that becomes an “Issuing Bank” hereunder pursuant to Section 2.06(j) or 2.06(k), is as set forth in a written agreement referred to in such Section, or, in each case, is such other maximum permitted amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Company.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.21 of the LC Exposures of Defaulting Lenders in effect at such time.

“LC Notice Time” means, with respect to any requested issuance, amendment or extension of a Letter of Credit, (a) 12:00 p.m., New York City time, at least two Business Days (or, if such longer period shall have been requested by the Issuing Bank that is the issuer thereof, at least three Business Days) in advance of the requested date of issuance, amendment or extension or (b) such later time as may be approved by the Issuing Bank that is the issuer thereof as the LC Notice Time with respect to such requested issuance, amendment or extension.

“LC Participation Fee” has the meaning assigned to such term in Section 2.12(b).

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a Subsidiary.

“Lender-Related Person” means the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01, any Increasing Lender that shall have become a party hereto pursuant to an Incremental Facility Agreement and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context requires otherwise, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any Letter of Credit that shall have ceased to be such pursuant to Section 10.05.

“Liabilities” means any losses, claims, damages or liabilities of any kind.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, or any lease in the nature thereof.

“Loan Documents” means, collectively, this Agreement, each Note, any Incremental Facility Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and any other agreement, instrument or document executed in connection herewith and therewith that is designated as a “Loan Document” for purposes hereof by a written agreement of the Company and the Administrative Agent (or the Company and the Required Lenders), in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including any such loans made pursuant to any Incremental Facility Agreement.

“Mandatory Restrictions” has the meaning assigned to such term in Section 1.07.

“Material Adverse Effect” means (a) when used in any representation and warranty or covenant of any Borrower on and as of the Effective Date, any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property or financial condition of the Company and its Consolidated Subsidiaries taken as a whole, or (ii) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder and (b) when used in any representation and warranty or covenant of any Borrower on any date after the Effective Date, any change in the consolidated financial condition or operations of the Company and its Consolidated Subsidiaries from that set forth in the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2021, that is likely to affect materially and adversely the Company’s ability to comply with Section 6.05 or to perform its other obligations to the Lenders and the Issuing Banks under this Agreement.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit) in an aggregate principal amount exceeding $150,000,000.

“Maturity Date” means July 14, 2027 or the applicable anniversary thereof as determined in accordance with Section 2.09(d); provided that if any such date shall not be a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maturity Extension Request” has the meaning assigned to such term in Section 2.09(d).

“Maximum Rate” has the meaning assigned to such term in Section 10.16.

“Midstream GP LLC” means Hess Midstream GP LLC, a Delaware limited liability company.

“Midstream MLP” means Hess Midstream LP, a Delaware limited partnership.

“Midstream MLP GP” means Hess Midstream GP LP, a Delaware limited partnership.

“Midstream Subsidiaries” means each of:

(a) Hess JV (or (i) any of its successors and any Subsidiary of the Company that is a direct or indirect parent of Hess JV and that is jointly owned by the Company and the GIP JV Partner and (ii) in the case of any Person described in clause (i) above that is a limited partnership, the general partner of such Person);

(b) Midstream MLP, Midstream MLP GP and Midstream GP LLC (or, in each case, any of their respective successors);

(c) any Subsidiary of any of the Persons described in clause (a) or (b) above; and

(d) any other Subsidiary of the Company that engages solely in a midstream energy business that is materially consistent with the midstream energy activities of the Subsidiaries of the Company described in clause (a) through (c) above.

“MNPI” means material non-public information concerning the Company or any Subsidiary or any other Affiliate thereof or any of their respective securities within the meaning of United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-Increasing Lender” means, in connection with any Commitment Increase, any Lender that is not an Increasing Lender in respect of such Commitment Increase.

“Note” has the meaning assigned to such term in Section 2.10(e).

“Notice of LC Activity” means a notice substantially in the form of Exhibit E hereto delivered by an Issuing Bank to the Company and the Administrative Agent pursuant to Section 2.06(b) with respect to the issuance, amendment, extension or expiry of, or a drawing under, a Letter of Credit.

“Notice of LC Request” means a notice substantially in the form of Exhibit F hereto delivered by a Borrower to an Issuing Bank and the Administrative Agent pursuant to Section 2.06(b) with respect to a proposed issuance, amendment or extension of a Letter of Credit.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the foregoing rates shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender, such Issuing Bank or the Administrative Agent and the jurisdiction imposing such Taxes (other than connections arising from such Lender, such Issuing Bank or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to any Loan Document except to the extent any such Taxes are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Outstanding Loans” has the meaning assigned to such term in Section 2.09(e).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“Payment Recipient” has the meaning assigned to such term in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, and repairmen’s Liens, Liens for crew’s wages or salvage (or making deposits to release such Liens) and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

(c) Liens on standard industry terms imposed by charter parties or under contracts of affreightment;

(d) Liens arising out of judgments or awards against the Company or any of its Consolidated Subsidiaries with respect to which the Company or such Consolidated Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(e) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(f) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds or performance bonds, margin posted to secure payment or performance under futures, forwards or Swap Agreements, and other obligations of a like nature, in each case in the ordinary course of business;

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and imperfections of titles imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Consolidated Subsidiaries;

(h) Liens on any oil and/or gas properties or other mineral interests of the Company or any of its Consolidated Subsidiaries, whether developed or undeveloped, arising as security for the Company’s or such Consolidated Subsidiary’s costs and expenses incurred by it in connection with the exploration, development or operation of such properties, in favor of a Person that is conducting the exploration, development or operation of such properties, or in connection with farmout, dry hole, bottom hole, communitization, unitization, pooling and operating agreements and/or other agreements of like general nature incident to the acquisition, exploration, development and operation of such properties or as required by regulatory agencies having jurisdiction in the premises;

(i) overriding royalties, royalties, production payments, net profits interests or like interests to be paid out of production from oil and/or gas properties or other mineral interests of the Company or any of its Consolidated Subsidiaries, or to be paid out of the proceeds from the sale of any such production; and

(j) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restrictions on access by the Company or any of its Subsidiaries in excess of those required by applicable banking regulations;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning assigned to such term in Section 10.01(d).

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means the rating assigned by S&P, Moody’s or Fitch to the Company’s senior unsecured non-credit enhanced long term debt.

“Rating Agency” means Moody’s, S&P or Fitch.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, and (b) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board and/or the NYFRB or a committee officially endorsed or convened by Board or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term SOFR Borrowing, the Adjusted Term SOFR and (b) with respect to any Daily Simple SOFR Borrowing, the Adjusted Daily Simple SOFR.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and unused Commitments at such time; provided that the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of the aggregate principal amount of the outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Lender” has the meaning assigned to such term in Section 1.07.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory that at such time is itself or whose government is the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person that is listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons referred to in clause (a) or (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Significant Subsidiary” means, with respect to any Person on any date, a Consolidated Subsidiary of such Person that as of such date satisfies the definition of a “significant subsidiary” contained as of the Effective Date in Regulation S-X of the SEC, and shall in any event include, with respect to the Company, each Borrowing Subsidiary.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Provision” has the meaning assigned to such term in Section 1.07.

“Subsequent Borrowings” has the meaning assigned to such term in Section 2.09(e).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Swap Agreement” means any interest rate, currency or commodity swap agreement or other interest rate, currency or commodity price protection agreement capable of financial settlement only.

“Swap Payment Obligation” means, with respect to any Person, an obligation of such Person to pay money, either in respect of a periodic payment or upon termination, to a counterparty under a Swap Agreement, after giving effect to any netting arrangements between such Person and such counterparty and such Person’s rights of setoff in respect of such obligation provided for in such Swap Agreement.

“Swingline Benchmark Rate” means, for any day, (a) the “ASK” rate for Federal Funds appearing on the applicable page of the Bloomberg service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of the offer rates applicable to Federal Funds for a term of one Business Day), as such rate appears at the time the “Swingline Benchmark Rate” is determined for such day for purposes hereof by the Administrative Agent (and without giving effect to any changes thereto after such time or to any average or composite of such rates for such day), or (b) if the rate referred to in clause (a) above is not available at such time for any reason, then the Alternate Base Rate for such day. The Borrowers understand and agree that the rate quoted from the Bloomberg service is a real-time rate that changes from time to time.

“Swingline Borrowing” means a Borrowing of a Swingline Loan or Swingline Loans.

“Swingline Commitment” means, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.05. The amount of each Swingline Lender’s Swingline Commitment is set forth on Schedule 2.05 or, in the case of any Swingline Lender that becomes a “Swingline Lender” hereunder pursuant to Section 2.05(d), is as set forth in a written agreement referred to in such Section or, in each case, is such other commitment as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Swingline Lender and the Company.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means (a) JPMorgan Chase Bank, N.A. and (b) each Lender that shall have become a Swingline Lender hereunder as provided in Section 2.05(d), in each case, each in its capacity as a lender of the Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agents” means MUFG Bank, Ltd., Mizuho Bank, Ltd., Citibank, N.A., , Sumitomo Mitsui Banking Corporation, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., in their capacities as the syndication agents with respect to the credit facility established hereby.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Capitalization” on any date means the sum of (a) Total Consolidated Debt on such date and (b) total shareholders’ equity of the Company on such date, determined on a consolidated basis in accordance with GAAP; provided that in determining the total shareholders’ equity of the Company as of any date, (i) the portion thereof attributable to Midstream Subsidiaries may not exceed the lesser of (A) the book value of the equity interests in the Midstream Subsidiaries, solely to the extent owned by the Company and its Consolidated Subsidiaries (other than the Midstream Subsidiaries), and (B) $500,000,000, (ii) for the avoidance of doubt, any interests in the Midstream Subsidiaries that, in accordance with GAAP, would be required to be set forth as non-controlling interests on the consolidated balance sheet of the Company prepared in accordance with GAAP shall be excluded and (iii) the cumulative amount of any non-cash write downs of oil and gas assets recognized by the Company or any of its Consolidated Subsidiaries (other than the Midstream Subsidiaries) for any fiscal quarter of the Company ending after the Existing Credit Agreement Effective Date shall be added back.

“Total Consolidated Debt” on any date means all Debt of the Company and its Consolidated Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP; provided that the Debt of the Midstream Subsidiaries shall be excluded, except to the extent such Debt is Guaranteed by the Company or any Consolidated Subsidiary (other than a Midstream Subsidiary).

“Transactions” means each of the execution, delivery and performance by the Borrowers of this Agreement and each other Loan Document, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of Alternate Base Rate), the Alternate Base Rate or, if applicable pursuant to Section 2.14, the Adjusted Daily Simple SOFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, with respect to any Lender, the appointment of an administrator or other similar supervisory official by a supervisory authority or regulator pursuant to the law of the country where such Lender is subject to home jurisdiction supervision if the applicable law of such country requires that such appointment not be publicly disclosed (and such appointment has not been publicly disclosed).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code or any Person that is disregarded as an entity separate from any such United States person for U.S. Federal income tax purposes.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177.

“Withholding Agent” means any Borrower, the Administrative Agent and any agent of any Borrower or the Administrative Agent acting on its behalf.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require,

any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement (including this Agreement and any other Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) except as otherwise expressly provided herein, any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References herein to the taking of any action hereunder of an administrative nature by any Borrower shall be deemed to include references to the Company taking such action on such Borrower’s behalf, and the Administrative Agent, the Lenders and the Issuing Banks are expressly authorized to accept any such action taken by the Company as having the same effect as if taken by such Borrower.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding the foregoing, for purposes of this Agreement (other than Sections 3.04(a), 5.01(a) and 5.01(b)) GAAP shall be determined, all terms of an accounting or financial nature shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any change as a result of the adoption of any of the provisions set forth in the Accounting Standards Update 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other amendments to the Accounting Standards Codifications issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require the recognition of right-of-use assets and lease liabilities for leases or similar agreements that would not be classified as Capital Leases under GAAP as in effect prior to January 1, 2019, (b) any election under Accounting Standards Codification 825, Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt or other obligation of the Company or any of its Subsidiaries at “fair value”, as defined therein or (c) any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof; provided further that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

SECTION 1.05. Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b)(i) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any Liability, on any theory of liability, with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no Liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (each, a “Division”): (a) if any asset, right, obligation or liability of any Person (each, a “Dividing Person”) becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.07. Blocking Regulation. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union), as amended, or any similar blocking or anti-boycott law in Germany (including, in the case of Germany, section 7 foreign trade rules (Außenwirtschaftsverordnung – AWV) in connection with section 4 paragraph 1 foreign trade law (Außenwirtschaftsgesetz – AWG)) or in the United Kingdom (the “Mandatory Restrictions”). In the event of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitment and the Revolving Credit Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans in dollars to the Company and the Borrowing Subsidiaries from time to time during the Availability Period in an aggregate principal amount not exceeding the amount of such Lender’s Commitment; provided that after giving effect to each Revolving Loan (a) no Lender’s Revolving Credit Exposure shall exceed such Lender’s Commitment and (b) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders, ratably in accordance with their respective Commitments, to the same Borrower.    Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans or, if applicable pursuant to Section 2.14, Daily Simple SOFR Loans, in each case, as the applicable Borrower may request in accordance herewith and shall be denominated in dollars. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term SOFR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that (i) a Term SOFR Revolving Borrowing that results from a continuation of an outstanding Term SOFR Revolving Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) a Term SOFR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment. At the time that each ABR Revolving Borrowing or Daily Simple SOFR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000; provided that an ABR Revolving Borrowing or a Daily Simple SOFR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment; provided further that an ABR Revolving Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).    Each Swingline Borrowing shall be in an amount that is an integral multiple of $1,000,000; provided that a Swingline Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) outstanding Term SOFR Revolving Borrowings and Daily Simple SOFR Revolving Borrowings.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by telephone (a) in the case of any Term SOFR Borrowing, not later than 12:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing (or, in the case of any Term SOFR Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent), (b) in the case of any ABR Borrowing, not later than 1:00 p.m., New York City time, on the Business Day of the proposed Borrowing or (c) if applicable pursuant to Section 2.14, in the case of a Daily Simple SOFR Borrowing, not later than 12:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Borrowing;

(v) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans in dollars to the Company and the Borrowing Subsidiaries from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $400,000,000, (ii) the aggregate principal amount of outstanding Swingline Loans of any Swingline Lender exceeding the Swingline Commitment of such Swingline Lender, (iii) the Revolving Credit Exposure of any Lender exceeding its Commitment, (iv) the Aggregate Revolving Credit Exposure exceeding the Aggregate Commitment or (v) in the case of any extension of the Maturity Date pursuant to Section 2.09(d), the sum of the Swingline Exposure attributable to Swingline Loans maturing after any Existing Maturity Date and the LC Exposure attributable to Letters of Credit expiring after such Existing Maturity Date exceeding the sum of the Commitments that shall have been extended to a date after the latest maturity date of such Swingline Loans and the latest expiration date of such Letters of Credit; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan required to be made by it shall not relieve any other Swingline Lender of its obligations hereunder; provided that the Swingline Commitments of the Swingline Lenders are several and no Swingline Lender shall be responsible for any other Swingline Lender’s failure to make Swingline Loans as required.

(b) To request a Swingline Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent and each applicable Swingline Lender of such request by telephone not later than 2:30 p.m., New York City time, on the day of the proposed Swingline Borrowing. Each such telephonic Borrowing Request shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall be irrevocable and shall specify the Swingline Lender or Swingline Lenders that are requested to provide the requested Swingline Borrowing, the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan to be made by each Swingline Lender and the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of any Swingline

Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Swingline Lender of the details thereof and of the amount of such Swingline Lender’s Swingline Loan to be made as part of the requested Swingline Borrowing. Each Swingline Lender shall make each Swingline Loan to be made by it hereunder available to the applicable Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Any Swingline Lender may by written notice given to the Administrative Agent on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by such Swingline Lender. Such notice shall specify the aggregate amount of the Swingline Loans made by such Swingline Lender in which Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 p.m., New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day, and if received after 12:00 p.m., New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that, in making any Swingline Loan, each Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02. Each Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by any Swingline Lender from the Borrowers (or other Persons on behalf of the applicable Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the applicable Borrower of its obligations to repay such Swingline Loan.

(d) From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional Swingline Lenders one or more Lenders or any Affiliate of any Lender that agree to serve in such capacity as provided below. The acceptance by a Lender or such Affiliate of any appointment as a Swingline Lender hereunder shall be evidenced by a written agreement among the Company, the Administrative Agent and such accepting Lender or Affiliate, which shall set forth the Swingline Commitment of such Lender or Affiliate, and, from and after the effective date of such agreement, (i) such Lender or Affiliate shall have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to include such Lender or Affiliate in its capacity as a Swingline Lender.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each of the Company and the Borrowing Subsidiaries, at its option, may request, as the applicant thereof for the support of the obligations of the Company or its Subsidiaries, any Issuing Bank to issue for the account of the Company or the applicable Borrowing Subsidiary, as the case may be, Letters of Credit denominated in dollars, in form and on terms reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the LC Availability Period, or to amend or extend any Letter of Credit previously issued. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Borrower or any of its Subsidiaries to, or entered into by such Borrower or any of its Subsidiaries with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit issued by an Issuing Bank will only be of a type approved for issuance hereunder by such Issuing Bank (it being understood and agreed that standby Letters of Credit shall be deemed of the type that is approved), and issuance, amendment and extension of Letters of Credit shall be subject to its customary policies and procedures in effect from time to time relating to letters of credit. An Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing such Letter of Credit, or any law, rule, regulation or orders of any Governmental Authority applicable to such Issuing Bank or any request, rule, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), to be a Letter of Credit issued hereunder for the account of the Company.

(b) Notice of Issuance, Amendment or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted under this paragraph)), the Company or the applicable Borrowing Subsidiary shall deliver to an Issuing Bank and the Administrative Agent, no later than the applicable LC Notice Time, (i) a completed written Notice of LC Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit and (ii) unless otherwise agreed to by the applicable Issuing Bank, a completed and executed letter of credit application on such Issuing Bank’s standard form. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the aggregate LC Exposure shall not exceed $2,000,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank (unless otherwise agreed by such Issuing Bank), (iii) the Revolving Credit Exposure of any Lender shall not exceed the Commitment of such Lender, (iv) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitment and (v) in the case of any extension of any Maturity Date pursuant to Section 2.09(d), the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date shall not exceed the sum of the Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans. A Letter of Credit shall not be issued or extended (other than any extension pursuant to automatic extension provisions thereof after the date on which the applicable Issuing Bank ceases to have the right to prevent such extension), or amended to increase the stated amount thereof or extend the expiration date thereof, if the Issuing Bank that is the issuer thereof shall have received written notice from the Required Lenders, the Administrative Agent or the Company, at least one Business Day prior to the requested date of issuance, extension or amendment of the applicable Letter of Credit (or, in the case of an automatic extension, at least one Business Day prior to the time by which election not to extend must be made by the applicable Issuing Bank), that one or more applicable conditions contained in Section 4.02 shall not be satisfied. Each Issuing Bank (other than the Issuing Bank that also serves as the Administrative Agent) shall promptly notify the Administrative Agent of each issuance, amendment, extension or expiry of, and of each drawing under, each Letter of Credit issued by such Issuing Bank, and shall provide to the Administrative Agent such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. Without limiting the foregoing, each Issuing Bank shall deliver a Notice of LC Activity to the Administrative Agent (other than any Issuing Bank that is, or that is an Affiliate of, the Administrative Agent) and the Company within one Business Day of the issuance, amendment, extension or expiry of, and of each drawing under, a Letter of Credit issued by such Issuing Bank. Such Notice of LC Activity shall include, to the extent applicable, (A) a copy of the applicable Letter of Credit (or, if applicable, any amendment thereof), (B) information with respect to the stated amount, beneficiary and expiration date of such Letter of Credit and (C) information with respect to the amendment, extension or expiry of, or drawing under, such Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that is the issuer thereof hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after any Maturity Date. Each Lender acknowledges and agrees that (i) its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default or any reduction or termination of the Commitments, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) or similar terms of the Letter of Credit itself permits a drawing to be made under such Letter of Credit after the expiration thereof or of any Commitments, and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 2.06(b) or 4.02.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 p.m., New York City time, on the next Business Day following the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 2:00 p.m., New York City time, on the date such LC Disbursement is made, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 p.m., New York City time, on the Business Day immediately following the date on which such Borrower receives such notice by such time; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or a Swingline Borrowing in an equivalent amount and, to the extent such Issuing Bank shall have received the proceeds thereof as contemplated by Section 2.07(a), such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Borrowing, as applicable. If the applicable Borrower fails to make such payment when due, the applicable Issuing Bank shall give prompt notice and details thereof to the Administrative Agent, whereupon the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice (and in any event, if such notice is received by 12:00 p.m., New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day, and if received after 12:00 p.m., New

York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) or similar terms of the Letter of Credit itself permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of any Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, except in the case of gross negligence or willful misconduct on the part of an

Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank that is the issuer of such Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone or email (and, in the case of telephonic notice, promptly confirmed by email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (g) or (h) of Article VII. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.21. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company and the Borrowing Subsidiaries under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company and the Borrowing Subsidiaries for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Lenders with LC Exposures representing greater than 50% of the total LC Exposure and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Company and the Borrowing Subsidiaries under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j) Replacement of Issuing Banks. Any Issuing Bank may be replaced with any Lender (or any Affiliate thereof) at any time by written agreement among the Company, the Administrative Agent and the successor Issuing Bank, and consented to by the replaced Issuing Bank (such consent not to be unreasonably delayed or withheld), which agreement shall set forth the LC Commitment of the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall, unless otherwise provided in such written agreement, remain a party hereto and shall continue to have all the rights and, if any Letters of Credit issued by it shall continue to be outstanding, the obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Designation of Additional Issuing Banks. From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders (or any Affiliate of any such Lender as agreed between such Lender and the Company) that agree to serve in such capacity as provided below. The acceptance by a Lender or such Lender’s Affiliate of any appointment as an Issuing Bank hereunder shall be evidenced by a written agreement among the Company, the Administrative Agent and such accepting Lender or its Affiliate, as the case may be, which shall set forth the LC Commitment of such Lender or its Affiliate, as the case may be, and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender or its Affiliate in its capacity as an Issuing Bank.

(l) LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof shall be deemed to be the maximum amount that may be drawn under such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum amount is available to be drawn at such time, and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender hereunder shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that any Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary of the Company (other than a Subsidiary that itself is a Borrower), or states that a Subsidiary of the Company (other than a Subsidiary that itself is a Borrower) is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the applicable Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each of the Borrowers hereby acknowledges that the issuance of such Letters of Credit for any of its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of its Subsidiaries.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, such transfers to be made by (i) 12:00 p.m., New York City time, in the case of Term SOFR Borrowings, (ii) 3:00 p.m., New York City time, in the case of ABR Borrowings and (iii) if applicable pursuant to Section 2.14, 12:00 p.m., New York City time, in the case of Daily Simple SOFR Borrowings, in each case on the date such Loan is made; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such amounts available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to refinance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank specified by such Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to ABR Revolving Loans. If any Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Revolving Borrowing, shall have an initial Interest Period as is specified in such Borrowing Request or as is otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request signed by the applicable Borrower or by the Company on its behalf.

(c) Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or, if applicable pursuant to Section 2.14, a Daily Simple SOFR Borrowing; and

(iv) if the resulting Borrowing is to be a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Revolving Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (g) or (h) of Article VII has occurred and is continuing with respect to the Company, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each case, so long as such Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Revolving Borrowing shall be converted to an ABR Revolving Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination, Reduction, Extension and Increase of Commitments. (a) Unless previously terminated, (i) the Commitments and the Swingline Commitments shall automatically terminate on the Maturity Date and (ii) the LC Commitments shall automatically terminate on the earlier to occur of (x) the termination of the Commitments and (y) the last day of the LC Availability Period.

(b) The Company may at any time terminate, or from time to time reduce, the aggregate amount of the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the Revolving Credit Exposure of any Lender would exceed its Commitment or (B) the Aggregate Revolving Credit Exposure would exceed the Aggregate Commitment.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or any other event specified in such notice, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date), if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) (i) The Company may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not less than 30 days prior to the Maturity Date at any time in effect, request that the Lenders extend the Maturity Date for an additional one-year period (a “Maturity Extension Request”); provided that there shall not be more than two extensions of the Maturity Date under this paragraph after the Effective Date and not more than one extension of the Maturity Date in any calendar year. Each Lender shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the applicable Maturity Extension Request, advise the Company whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to a Maturity Extension Request, then the Maturity Date shall, as to the Consenting Lenders, be extended by one year to the anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Extension Request shall be at the sole discretion of each Lender. The Commitment of each Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Revolving Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also make such other prepayments of their respective Loans pursuant to Section 2.11 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, (i) no Lender’s Revolving Credit Exposure shall exceed such Lender’s Commitment and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Commitment. Notwithstanding the foregoing, (A) no extension of the Maturity Date pursuant to this paragraph shall become effective unless the Administrative Agent shall have received documents consistent with those delivered under Sections 4.01(b) through 4.01(d), and documents consistent with those delivered with respect to each Borrowing Subsidiary under Section 4.03(b), giving effect to such extension, and (B) the Maturity Date, the Availability Period and the LC Availability Period, as such terms are used in reference to any Issuing Bank or any Letter of Credit issued by such Issuing Bank or in reference to any Swingline Lender or any Swingline Loans, may not be extended with respect to any Issuing Bank or any Swingline Lender without the prior written consent of such Issuing Bank or such Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or any Swingline Lender, as applicable, shall not have consented to any such extension, (1) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder, and such Swingline Lender shall continue to have all the rights and obligations of a Swingline Lender hereunder, in each case through the applicable Existing Maturity Date (or the Availability Period or the LC Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit or to make any Swingline Loan, as applicable (but shall continue to be entitled to the benefits of Sections 2.05, 2.06, 2.15, 2.17, 10.03 and 10.09 as to Letters of Credit issued or Swingline Loans made prior to such time), and (2) the Borrowers shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Existing Maturity Date pursuant to this paragraph (and, in any event, no later than such Existing Maturity Date) and shall repay the principal amount of all outstanding Swingline Loans, together with any accrued interest thereon, on the Existing Maturity Date). In connection with any extension of a Maturity Date under this paragraph, the Administrative Agent and the Company may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this paragraph.

(e) The Company may on one or more occasions, by written notice to the Administrative Agent, executed by the Company and one or more Persons that are Eligible Assignees (any such Persons being called an “Increasing Lender”), which may include any Lender, cause new Commitments to be extended by the Increasing Lenders or cause the existing Commitments of the Increasing Lenders to be increased, as the case may be (any such extension or increase, a “Commitment Increase”), in an amount for each Increasing Lender set forth in such notice; provided that (i) the aggregate amount of all Commitment Increases effected pursuant to this paragraph shall not exceed $1,000,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent, each Issuing Bank and each Swingline Lender (which in each case shall not be unreasonably withheld or delayed), (iii) each Increasing Lender and the Borrowers shall execute and deliver an Incremental Facility

Agreement and (iv) no Lender shall be required to participate in any Commitment Increase. On the effective date (the “Increase Effective Date”) of any Commitment Increase, (A) the aggregate principal amount of the Revolving Loans outstanding (the “Outstanding Loans”) immediately prior to giving effect to such Commitment Increase on the Increase Effective Date shall be deemed to be paid; (B) each Increasing Lender that shall have been a Lender prior to such Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (x) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to such Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (y) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to such Commitment Increase) multiplied by (2) the amount of the Outstanding Loans; (C) each Increasing Lender that shall not have been a Lender prior to such Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the product of (x) such Increasing Lender’s Applicable Percentage (calculated after giving effect to such Commitment Increase) multiplied by (y) the amount of the Subsequent Borrowings; (D) after the Administrative Agent receives the funds specified in clauses (B) and (C) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (x) the product of (1) such Non-Increasing Lender’s Applicable Percentage (calculated without giving effect to such Commitment Increase) multiplied by (2) the amount of the Outstanding Loans, and (y) the product of (1) such Non-Increasing Lender’s Applicable Percentage (calculated after giving effect to such Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings; (E) after the effectiveness of the Commitment Increase, each Borrower shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Outstanding Loans attributable to Revolving Loans of such Borrower and of the Types and for the Interest Periods specified in the Borrowing Request delivered in accordance with Section 2.03; (F) each Non-Increasing Lender and each Increasing Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to such Commitment Increase); and (G) the applicable Borrowers shall pay to each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Outstanding Loans. The deemed payments made pursuant to clause (A) above in respect of each Term SOFR Revolving Loan shall be subject to indemnification by the applicable Borrower pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto. Notwithstanding the foregoing, no Commitment Increase shall become effective under this paragraph unless (I) on the Increase Effective Date, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Credit Event being deemed to be references to such increase or addition) and (II) the Administrative Agent shall have received documents consistent with those delivered under Sections 4.01(b) through 4.01(d) and documents consistent with those delivered with respect to each Borrowing Subsidiary under Section 4.03(b), giving effect to such increase or addition.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower on the Maturity Date applicable to such Revolving Loan and (ii) to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Maturity Date and the date that is the seventh day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to prepay all Swingline Loans then outstanding on a pro rata basis.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to each such Borrower, including the Class and Type thereof and the amounts of principal and interest payable and paid to such Lender by each such Borrower from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to each Borrower hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a nonnegotiable promissory note substantially in the form attached as Exhibit B (a “Note”) payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns). Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes payable to the payee named therein (or, if such Note is a registered Note, to such payee and its permitted registered assigns).

SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing made by it in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that each partial prepayment of any Borrowing shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000.

(b) The Company shall notify the Administrative Agent (and, in the case of a prepayment of a Swingline Borrowing, each applicable Swingline Lender) by telephone (confirmed in writing) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Revolving Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment, (iii) in the case of prepayment of a Daily Simple SOFR Revolving Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, or (iv) in the case of prepayment of a Swingline

Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or any other event specified in such notice, in which case such notice may be revoked by the Company (by notice to the Administrative Agent prior to such specified prepayment time) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”), which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then the Facility Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Facility Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day of the month following such last day (or, if such 15th day is not a Business Day, on the next succeeding Business Day), commencing on the first such date to occur after the Effective Date; provided that accrued Facility Fees shall be payable on the date on which the Commitments terminate, and any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Each Borrower agrees to pay to the Administrative Agent (i) for the account of each Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower (an “LC Participation Fee”), which shall accrue at the Applicable Rate used to determine interest on Term SOFR Revolving Loans on the daily amount of such Lender’s LC Exposure attributable to Letters of Credit issued for the account of such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) for the account of each Issuing Bank, a fronting fee (a “Fronting Fee”), which shall accrue at a rate equal to 0.15% per annum (or, with respect to any Issuing Bank, such lesser amount as may be agreed between such Issuing Bank and the Company) and be payable on the aggregate face amount outstanding of the LC Exposure attributable to the Letters of Credit issued by such Issuing Bank for the account of such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as, to each Issuing Bank, such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day of the month following such last day (or, if such 15th day is not a Business Day, on the next succeeding Business Day), commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent and each of the Lenders, for their own accounts, fees payable in the amounts and at the times separately agreed upon between the Company and such other parties.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of Facility Fees and LC Participation Fees, to the Lenders. Absent manifest error, fees paid shall not be refundable under any circumstances.

(e) Within 10 days after the end of each fiscal quarter of the Company (commencing with the first fiscal quarter ending after the Effective Date), the Administrative Agent shall deliver to the Company a schedule (i) stating the aggregate amount of LC Participation Fees due and payable with respect to such fiscal quarter and (ii) stating the aggregate amount of Fronting Fees due and payable to each Issuing Bank with respect to such fiscal quarter. Promptly after receipt of each such schedule, (x) the Company shall compare such amounts with its own calculations of the LC Participation Fees and Fronting Fees due and payable with respect to such fiscal quarter and (y) the Administrative Agent and the Company shall discuss the amounts set forth in each such schedule and shall, subject to the next sentence, agree on the amount of such fees to be paid by the Borrowers for such fiscal quarter. Neither the failure of the Administrative Agent to deliver any such schedule, nor the inaccuracy of any such schedule, shall relieve any Borrower of its obligations to pay such fees hereunder. In the event any Borrower pays any such fees based on any such schedule or any such agreement by the Administrative Agent and the Company and the amount so paid by such Borrower is insufficient to satisfy its actual payment obligations under paragraphs (a) and (b) of this Section, then such Borrower shall remain liable for any such deficiency and such Borrower shall pay to the Administrative Agent (for its account, the account of the applicable Issuing Banks and/or the account of the Lenders, as applicable) the amount of any such deficiency within two Business Days of demand therefor.

SECTION 2.13. Interest. (a) Each ABR Loan (other than any Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) Each Term SOFR Loan shall bear interest at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for the Term SOFR Borrowing of which such Loan is a part plus the Applicable Rate.

(c) Each Daily Simple SOFR Loan (if such Type of Loans is applicable pursuant to Section 2.14) shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d) Each Swingline Loan shall bear interest, for any day, at a rate per annum equal to the Swingline Benchmark Rate for such day plus (i) if such Swingline Benchmark Rate is determined by reference to clause (a) of the definition of such term, then the Applicable Rate applicable to Term SOFR Revolving Loans and (ii) if such Swingline Benchmark Rate is determined by reference to clause (b) of the definition of such term, then the Applicable Rate applicable to ABR Revolving Loans; provided that if any Swingline Lender shall have provided any notice pursuant to Section 2.05(c), then from and after the date of such notice (and until the Lenders shall hold no participations in any Swingline Loans) each Swingline Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate applicable to ABR Revolving Loans.

(e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided above.

(f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Term SOFR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Loans shall be payable upon termination of the Commitments.

(g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR, Daily Simple SOFR or Swingline Benchmark Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. (a) Subject to Section 2.14(b), if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing (or, in the case of any Interest Period of one week’s duration, at any time during such Interest Period), that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period (including (1) in the case of any Interest Period of one week’s duration, because adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR or (2) because the Term SOFR Reference Rate is not available or published on a current basis for such Interest Period) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR for any Daily Simple SOFR Borrowing; or

(ii) the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing (or, in the case of any Interest Period of one week’s duration, at any time during such Interest Period), that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Company and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company or the applicable Borrowing Subsidiary delivers a new Interest Election Request in accordance with Section 2.08 or a new Borrowing Request in accordance with Section 2.03, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term SOFR Borrowing and any Borrowing Request that requests a Term SOFR Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) above or (y) an ABR Revolving Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.14(a)(i) or 2.14(a)(ii) above. Furthermore, if any Term SOFR Loan is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to the Relevant Rate applicable to such Term SOFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company or the applicable Borrowing Subsidiary delivers a new Interest Election Request in accordance with Section 2.08 or a new Borrowing Request in accordance with Section 2.03, any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan (or, in the case of any Term SOFR Loan with an Interest Period of one week’s duration, on the date of such notice), convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.14(a)(i) or 2.14(a)(ii) above.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under the other Loan Documents in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under the other Loan Documents in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(b)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Borrower may revoke any request for a borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any request for a Term SOFR Borrowing into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term SOFR Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term SOFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement or insurance charge) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participations therein; or

(iii) subject any Lender, any Issuing Bank or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes or Other Taxes, (B) Taxes described in clauses (b) through (e) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Bank or the Administrative Agent of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or the Administrative Agent of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for such additional costs or expense incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments, the Swingline Commitment or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the LC Commitment of or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) If the cost to any Lender of making or maintaining any Loan to or participating in any Swingline Loan to or any Letter of Credit issued for the account of, or any Issuing Bank of issuing or maintaining any Letter of Credit for the account of, any Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) or any Issuing Bank is reduced) by an amount deemed in good faith by such Lender or such Issuing Bank to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, has its principal place of business in, or borrows from, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender or such Issuing Bank for such increased cost or reduction within 15 days after demand by such Lender or such Issuing Bank (with a copy to the Administrative Agent). A certificate of such Lender or such Issuing Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

(d) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to paragraph (a) or (b) of this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(b) and is revoked in accordance herewith)or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19(b), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (but not lost profit) attributable to such event. A certificate of any Lender delivered to the Company setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or the Administrative Agent shall be required by applicable law (as determined in the good faith discretion of the applicable Borrower or Administrative Agent) to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Administrative Agent shall make such deductions and (iii) such Borrower or the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall, at the time or times reasonably requested by the Company or the Administrative Agent, deliver to the Company or the Administrative Agent such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) or 2.17(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the applicable Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable,, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent or any agent acting on its behalf as may be necessary for the Withholding Agent to comply with its obligations under FATCA and to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements or of any amounts under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document (or, if no such time is expressly required, prior to 12:00 p.m., New York City time) on the date when due in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account of the Administrative Agent as shall be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or any Swingline Lender shall be so made and payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to the other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for the payment thereof shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under the other Loan Documents shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in unreimbursed LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or participations in unreimbursed LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in unreimbursed LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in unreimbursed LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as amended from time to time), including pursuant to Section 2.09(d) or 2.09(e), or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any Eligible Assignee. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d), 2.06(e), 2.07(b) or 2.18(d), or any other Section hereof requiring any payment for the account of the Administrative Agent, any Issuing Bank or any Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender shall deliver a notice of illegality to the Company pursuant to Section 2.20, (iv) any Lender becomes a Declining Lender, (v) any Lender becomes a Defaulting Lender or (vi) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 10.02 requires the consent of all the Lenders or all the affected Lenders and with respect to which the Required Lenders shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payment pursuant to Section 2.15 or 2.17) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, if its consent would be required under Section 10.04, each Issuing Bank and each Swingline Lender), which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and in the case of any such assignment and delegation in respect of a Declining Lender, the assignee shall have consented (and hereby is deemed to have consented) to the extension of the Maturity Date specified in the applicable Maturity Extension Request, (D) such assignment does not conflict with applicable law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent to a proposed amendment, waiver, discharge or termination, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Acceptance executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. Borrowing Subsidiaries. (a) On or after the Effective Date, upon not less than 10 Business Days’ notice to the Administrative Agent and the Lenders, the Company may designate any Significant Subsidiary of the Company (other than any Midstream Subsidiary) as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Significant Subsidiary and the Company, and upon such delivery such Significant Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement; provided that no Subsidiary so designated shall become a Borrowing Subsidiary if any Lender shall, within 10 Business Days following the Company’s notice, notify the Company and the Administrative Agent that (i) it would be unlawful for such Lender or its Affiliates to make or maintain Loans to such Subsidiary or (ii) such Lender would otherwise be barred by applicable internal policies from making or maintaining Loans to such Subsidiary. If the designation of such Borrowing Subsidiary obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures (including the USA PATRIOT Act and the Beneficial Ownership Regulation) in circumstances where the necessary information is not previously available to it, the Company shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar identification procedures under all applicable laws and regulations prior to such Subsidiary being designated a Borrowing Subsidiary. If the Company shall designate as a Borrowing Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Administrative Agent and the Company, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Borrowing Subsidiary and such Lender shall, to the extent of advances made to and participations in Letters of Credit issued for the account of such Borrowing Subsidiary, be deemed for all purposes hereof to have pro tanto assigned such advances and participations to such Affiliate in compliance with the provisions of Section 10.04.

(b) Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to make further Borrowings or obtain Letters of Credit under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary, or any Letter of Credit issued for the account of such Borrowing Subsidiary, shall be outstanding hereunder or any fees or other amounts remain unpaid with respect thereto.

(c) Promptly following receipt of any Borrowing Subsidiary Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

(d) Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request and any Interest Election Request) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment, waiver or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 10.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment, waiver or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended, waived or otherwise modified.

SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Facility Fee shall cease to accrue pursuant to Section 2.12(a) on the unused amount of the Commitment of such Defaulting Lender;

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 10.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c) and, in the case of any Defaulting Lender that is a Swingline Lender, other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) and LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.06(d) and 2.06(e)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure (in each case, excluding the portion thereof referred to above) does not exceed the sum of all Non-Defaulting Lenders’ Commitments and (B) such reallocation does not result in the Revolving Credit Exposure of any Non-Defaulting Lender exceeding such Non-Defaulting Lender’s Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.06(i), for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay LC Participation Fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the Swingline Exposure or the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the Facility Fees and the LC Participation Fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation;

(v) if all or any portion of such Defaulting Lender’s Swingline Exposure is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Swingline Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable pursuant to Section 2.12(a) to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment utilized by such Swingline Exposure) shall be payable to the Swingline Lenders (and allocated among them ratably based on the amount of such Defaulting Lender’s Swingline Exposure attributable to Swingline Loans made by each Swingline Lender) until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and

(vi) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all Facility Fees that otherwise would have been payable pursuant to Section 2.12(a) to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment utilized by such LC Exposure) and LC Participation Fees that otherwise would have been payable pursuant to Section 2.12(b) to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless, in each case, the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrowers in accordance with Section 2.21(c), and participating interests in any such funded Swingline Loan or in any such issued, amended or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

Subject to Section 10.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. In the event that the Administrative Agent, the Company, each Issuing Bank and each Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans and such funded participations in Swingline Loans and LC Disbursements of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and such participations in accordance with its Applicable Percentage, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees ceasing to accrue during the period when it was a Defaulting Lender as set forth in this Section 2.21 and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 10.02 and this Section 2.21 during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.21 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, the Company, each Issuing Bank, each Swingline Lender or any Non-Defaulting Lender may at any time have against, or with respect to, such Defaulting Lender.

ARTICLE III

Representations and Warranties

Each of the Company and the Borrowing Subsidiaries represents and warrants, on the Effective Date and on each other date thereafter on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, to each of the Lenders and the Issuing Banks as follows:

SECTION 3.01. Corporate Existence and Power; Compliance with Law and Agreements. Each Borrower is a corporation, partnership or company duly incorporated or organized, as applicable, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or organization, as applicable. Each of the Company and its Consolidated Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, does not constitute a Material Adverse Effect.

SECTION 3.02. Corporate Authority. The Transactions to be entered into by each Borrower have been duly authorized by all necessary corporate or other organizational action and are within such Borrower’s corporate or other organizational power, do not require the approval of the equityholders or shareholders, as applicable, of such Borrower, and will not violate any provision of law or of its certificate of incorporation, memorandum and articles of association, limited liability company agreement or other constitutive document or by-laws, or result in the breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Borrower pursuant to, any indenture or other agreement or instrument to which such Borrower is a party or by which such Borrower or its property may be bound or affected. The execution, delivery and performance by each Borrower of this Agreement, each Note executed by such Borrower and each other Loan Document executed by such Borrower do not require any license, consent or approval of, or advance notice to or advance filing with any Governmental Authority or any other third party, or if required, any such license, consent or approval has been obtained and any such notice or filing has been made. Each Borrowing Subsidiary, at the time it becomes a Borrowing Subsidiary and at all times thereafter, will have the requisite power and authority to execute and deliver the Borrowing Subsidiary Agreement and to perform its obligations thereunder and under the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

SECTION 3.03. Enforceability. This Agreement is, and each Note and each other Loan Document when delivered by a Borrower hereunder will be, duly executed and delivered by the Borrowers or such Borrower, as the case may be, and does or will constitute the legal, valid and binding obligation of the Borrowers or such Borrower enforceable against the Borrowers or such Borrower in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by moratorium laws from time to time in effect.

SECTION 3.04. Financial Condition; No Material Adverse Effect. (a) The Company has furnished to the Lenders (i) the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021, audited by and accompanied by the opinion of Ernst & Young, LLP, and (ii) the unaudited consolidated financial statements of the Company for the fiscal quarter and the portion of the fiscal year ended March 31, 2022. Such financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Consolidated Subsidiaries on a consolidated basis as at the dates thereof and for the periods covered thereby in accordance with GAAP, subject to, in the case of the financial statements referred to in clause (ii) above, normal year-end audit adjustments and the absence of certain footnotes.

(b) Since December 31, 2021, there has been no Material Adverse Effect.

SECTION 3.05. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Consolidated Subsidiaries that constitute a Material Adverse Effect.

SECTION 3.06. ERISA. The Company has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each employee benefit plan of the Company subject to such standards and is in compliance in all material respects with the applicable provisions of ERISA, and has not incurred any liability to the PBGC or any employee benefit plan of the Company under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

SECTION 3.07. Environmental Matters. Each of the Company and its Consolidated Subsidiaries has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, except to the extent failure to have any such permit, license or authorization does not constitute a Material Adverse Effect. The Company and its Consolidated Subsidiaries are in compliance with all terms and conditions of all required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables, in each case contained in Environmental Laws or contained in any applicable regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply does not constitute a Material Adverse Effect.

SECTION 3.08. Federal Regulations. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that violates (including on the part of any Lender) any of the regulations of the Board, including Regulations U and X.

SECTION 3.09. Investment Company Status. Neither the Company nor any of the Borrowing Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.10. Scheduled Debt. Schedule 3.10 sets forth all of the Debt for borrowed money of the Consolidated Subsidiaries of the Company as of March 31, 2022 of which the Company, having made all due inquiry, is, as of the March 31, 2022, aware.

SECTION 3.11. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed reasonably to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions. The Company, its Subsidiaries and, to the Company’s knowledge, their respective directors, officers, employees and agents are in compliance with applicable Anti-Corruption Laws and Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

ARTICLE IV

Conditions

SECTION 4.01. Conditions to Effectiveness. This Agreement shall become effective on the date on which each of the following conditions shall be satisfied:

(a) The Administrative Agent shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 10.07, may include Electronic Signatures transmitted by emailed .pdf or other any other electronic means that reproduces an image of an actual executed signature page).

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Effective Date) of counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received documents and certificates relating to the organization, existence and good standing (to the extent such concept exists in the relevant jurisdiction) of the Company, the authorization of the Transactions, the incumbency of the persons executing this Agreement on behalf of the Company and any other legal matters relating to the Company, this Agreement or the Transactions reasonably requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming satisfaction as of the Effective Date of the conditions set forth in paragraphs (a) and (b) of Section 4.02 (with all references in such paragraphs to a Credit Event being deemed to be references to the Effective Date).

(e) The Administrative Agent, the Arrangers and each Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Borrower under any commitment letter or fee letter entered into in connection with the credit facility established hereunder.

(f) All principal, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full, the commitments thereunder shall have been or shall be terminated, all letters of credit issued thereunder shall have expired or been terminated or shall be Existing Letters of Credit, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(g) The Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in a written notice to the Company at least 10 days prior to the Effective Date, and (ii) to the extent any Borrowing Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrowing Subsidiary shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Conditions to Each Credit Event. The obligation of each Lender to make a Loan to any Borrower on the occasion of any Borrowing, and the obligation of each Issuing Bank to issue, extend or increase the amount of any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement (other than, after the Effective Date, those set forth in Sections 3.04(b) and 3.05) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of and after giving effect to such Credit Event (or, if such representation or warranty relates to a specific date, as of such specific date).

(b) At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.

SECTION 4.03. Conditions to Initial Borrowing by each Borrowing Subsidiary. The obligation of each Lender to make a Loan to any Borrowing Subsidiary and the obligation of each Issuing Bank to issue, extend or increase the amount of any Letter of Credit for the account of any Borrowing Subsidiary, is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following additional conditions:

(a) With respect to any Borrowing Subsidiary not already party hereto, the Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement, duly executed by all parties thereto.

(b) The Administrative Agent shall have received such documents and certificates, including such customary opinions of counsel (in each case, in form and substance reasonably satisfactory to the Administrative Agent), as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept exists in the relevant jurisdiction) of such Borrowing Subsidiary, the authorization of the Transactions by such Borrowing Subsidiary, the incumbency of the persons executing any Loan Document on behalf of such Borrowing Subsidiary and any other legal matters reasonably relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder and under the other Loan Documents shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowing Subsidiaries covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent for distribution to each Lender:

(a) as soon as available and in any event within 100 days after the end of each of its fiscal years, a copy of the Company’s Form 10-K for such fiscal year containing a consolidated balance sheet as at the end of such fiscal year and statements of consolidated income and retained earnings and a statement of consolidated cash flows for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year and certified by Ernst & Young, LLP, or other independent registered public accounting firm of recognized national standing selected by the Company (it being agreed that (i) no breach of the requirements of this clause shall occur as a result of a change in the reporting requirements of the SEC and (ii) in the event any of the financial statements referred to in this clause shall no longer be required to be included in the Company’s Form 10-K, the Company shall nevertheless furnish such financial statements);

(b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years, a copy of the Company’s Form 10-Q for each such fiscal quarter containing a consolidated balance sheet as at the end of such fiscal quarter and a statement of consolidated income and a statement of consolidated cash flows for such period, prepared on a basis consistent with the corresponding period of the preceding fiscal year, except as disclosed in such financial statements or otherwise disclosed to the Lenders in writing, and certified by a Financial Officer of the Company as presenting fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of such fiscal year in accordance with GAAP, subject, however, to year-end audit adjustments (it being agreed that in the event such financial statements of the Company shall no longer be required to be included in Form 10-Q, the Company shall nevertheless furnish such financial statements);

(c) within 120 days after the end of each fiscal year of the Company and within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a statement, signed by a Financial Officer of the Company, setting forth the computations of the Company Capitalization Ratio as of the last day of such fiscal year or fiscal quarter, as the case may be;

(d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and regular or special reports (other than reports on Form 10-K and Form 10-Q but including those on Form 8-K) and registration statements under the Securities Act (other than those on Form S-8 or any successor form relating to the registration of securities offered pursuant to any employee benefit plan) which the Company sends to its stockholders or files with the SEC;

(e) promptly following a request therefor, any documentation or other information that any Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and

(f) from time to time such further information regarding the business, affairs and financial condition of the Company and its Subsidiaries as any Lender shall reasonably request.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(d) (but only with respect to information filed with and publicly available from the SEC and not with respect to information sent to stockholders) shall be deemed to have been delivered on the date on which such information has been publicly posted on the Company’s website at http://www.hess.com or on the SEC’s website at http://www.sec.gov. All documents and notices required to be delivered to the Lenders by this Section shall be deemed delivered when posted by the Administrative Agent on the Platform.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default; and

(b) any other event or development that constitutes a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and, in the case of clause (a) above, any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business, except, in the case of the legal existence of any such Consolidated Subsidiary or any such right, license, permit, privilege or franchise, where the failure to so preserve, renew and keep in full force and effect does not constitute a Material Adverse Effect; provided that the foregoing shall not prohibit any merger or consolidation permitted under Section 6.02.

SECTION 5.04. Insurance. The Company will, and will cause each of its Consolidated Subsidiaries to, maintain in full force and effect such policies of insurance in such amounts issued by insurers of recognized responsibility covering the properties and operations of the Company and its Consolidated Subsidiaries as is customarily maintained by corporations engaged in the same or similar business in the localities where the properties and operations are located, including insurance in connection with the disposal, handling, storage, transportation or generation of Hazardous Materials; provided, that nothing shall prevent the Company or any of its Consolidated Subsidiaries from effecting workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction through an insurance fund operated by such state or jurisdiction or from maintaining a system or systems of self-insurance covering its properties or operations as provided above to the extent that such self-insurance is customarily effected by corporations engaged in the same or similar businesses similarly situated and is otherwise prudent in the circumstances.

SECTION 5.05. Compliance with Laws. The Company will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, does not constitute a Material Adverse Effect.

SECTION 5.06. Use of Proceeds. The proceeds of the Loans will be applied by the Company and the Borrowing Subsidiaries:

(a) to meet part of the working capital and general corporate requirements of the Company and its Subsidiaries,

(b) for the payment of dividends and distributions by the Company and its Subsidiaries and

(c) for other general corporate purposes of the Company and its Subsidiaries.

The Letters of Credit will be used for general corporate purposes of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that violates (including on the part of any Lender) any of the Regulations of the Board, including Regulations U and X, as in effect from time to time. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers will not use or permit their Subsidiaries to use, and shall take reasonable steps to ensure that their and their

Subsidiaries’ respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party to this Agreement.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder and under the other Loan Documents shall have been paid in full, and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowing Subsidiaries covenants and agrees with the Lenders that:

SECTION 6.01. Liens. The Company will not, and will not permit any of its Consolidated Subsidiaries (other than the Midstream Subsidiaries) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any of its Consolidated Subsidiaries existing on the Effective Date and set forth in Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Company or any of its Consolidated Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any of its Consolidated Subsidiaries or existing on any property or asset of any Person that becomes a Consolidated Subsidiary after the Effective Date prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Consolidated Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Company or any of its Consolidated Subsidiaries, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Consolidated Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iv) in the case of any Person becoming a Consolidated Subsidiary as a result of a Division where the Dividing Person is the Company or a Consolidated Subsidiary, such Lien was permitted by this clause (c) immediately prior to the consummation of such Division;

(d) Liens securing Debt of the Company and its Consolidated Subsidiaries incurred to finance the acquisition of fixed or capital assets by the Company or any Consolidated Subsidiary (other than any Midstream Subsidiary); provided that (i) such Liens shall be created substantially simultaneously with such acquisition, (ii) such Liens securing such Debt do not at any time encumber any property other than the property financed by such Debt and (iii) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such assets (in the case of a purchase) or fair value of such property at the time it was acquired (in all other cases);

(e) Liens to secure Debt of the Company and its Consolidated Subsidiaries (other than any Midstream Subsidiaries) not otherwise permitted by this Section 6.01, provided that, immediately after giving effect to the creation, incurrence or assumption of any such Lien or of any Debt secured thereby, the aggregate Debt secured by Liens in reliance on this clause (e) does not exceed 15% of the Consolidated Net Tangible Assets at such time; and

(f) Liens on assets of the Company or any Consolidated Subsidiary of the Company securing Debt or other obligations owed to a Consolidated Subsidiary (other than a Midstream Subsidiary) of the Company or the Company, as the case may be.

SECTION 6.02. Fundamental Changes. (a) The Company will not (x) liquidate or dissolve or (y) consolidate with or merge into any other Person, or permit any Person to merge or consolidate into it, or make any sale or other disposition of all or substantially all of its consolidated assets to any other Person, unless, in the case of this clause (y):

(i) the survivor of any such merger or consolidation or the purchaser or acquiror of such assets shall be a corporation incorporated under the laws of one of the States of the United States and not more than 25% of the voting stock (assuming the conversion of all convertible securities and exercise of all options, rights or warrants) of such survivor or such purchaser shall be owned by such other Person or its owners and shareholders;

(ii) such survivor or such purchaser (if not the Company) (A) shall deliver all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent reasonably requested in connection therewith by the Administrative Agent or any Lender and (B) shall expressly assume the obligations of the Company under this Agreement and the other Loan Documents pursuant to documentation in form and substance satisfactory to the Administrative Agent; and

(iii) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and the Company shall have furnished the Administrative Agent with evidence of compliance with the provisions of this Section 6.02.

(b) The Company will not permit any Borrowing Subsidiary to reorganize in a new jurisdiction, to merge, consolidate with or merge into any other Person, or permit any Person to merge or consolidate into any Borrowing Subsidiary, or to consummate a Division as the Dividing Person unless:

(i) if such new jurisdiction is, or if the survivor of any such merger or consolidation or any successor of such Division shall be organized in, a jurisdiction other than (x) one of the States of the United States or (y) a jurisdiction in which any then existing Borrowing Subsidiary is organized, then (A) the Company shall have provided not less than 10 Business Days’ prior notice to the Administrative Agent and the Lenders of its intent to consummate such transaction, identifying such jurisdiction, and no Lender shall have, within 10 Business Days following the Company’s notice, notified the Company and the Administrative Agent that (1) it would be unlawful for such Lender or its Affiliates to make or maintain Loans to such Borrowing Subsidiary, such survivor or any such successor, as the case may be, or (2) such Lender or its Affiliates would otherwise be barred by applicable internal policies from making or maintaining Loans to such Borrowing Subsidiary, such survivor or any such successor, as the case may be, in each case, after giving effect to such transaction; (B) such Borrowing Subsidiary, such survivor and each such successor, as the case may be, shall have delivered all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, to the extent reasonably requested in connection therewith by the Administrative Agent or any Lender, and such documents and certificates, including customary opinions of counsel (in form and substance reasonably satisfactory to the Administrative Agent), as the Administrative Agent may reasonably request and (C) in the case of any such merger or consolidation, the survivor thereof, and in the case of any such Division, each successor, shall expressly assume the obligations of such Borrowing Subsidiary under this Agreement and the other Loan Documents pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent; or

(ii) if such new jurisdiction is, or the survivor of any such merger or consolidation or each successor of such Division shall be organized in, (x) one of the States of the United States or (y) a jurisdiction in which any then-existing Borrowing Subsidiary is organized, then (A) such Borrowing Subsidiary, such survivor or each such successor, as the case may be, shall have delivered all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, to the extent reasonably requested in connection therewith by the Administrative Agent or any Lender, and such documents and certificates, including customary opinions of counsel (in form and substance reasonably satisfactory to the Administrative Agent), as the Administrative Agent may reasonably request and (B) in the case of any such merger or consolidation, the survivor thereof, and in the case of any such Division, each successor, shall expressly assume the obligations of such Borrowing Subsidiary under this Agreement and the other Loan Documents pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Company will not, and will not permit any of its Consolidated Subsidiaries to, engage to any material extent in any business other than energy-related businesses.

SECTION 6.03. Restrictive Agreements. The Company will not, and will not permit any of its Consolidated Subsidiaries (other than any Midstream Subsidiary) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement with any Person (other than any such agreements or arrangements between or among the Company and its Consolidated Subsidiaries (other than the Midstream Subsidiaries)) that prohibits, restricts or imposes any condition upon the ability of any Significant Subsidiary (other than any Midstream Subsidiary) to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company; provided that the foregoing shall not apply to prohibitions, restrictions and conditions imposed by any agreement or other arrangement so long as the Company has determined in good faith that such prohibitions, restrictions and conditions would not reasonably be expected to impair in any material respect the ability of the Borrowers to meet their ongoing obligations under the Loan Documents.

SECTION 6.04. Future Subsidiary Guarantees. The Company will not permit any Subsidiary to Guarantee any other Debt of the Company unless such Subsidiary has executed and delivered or simultaneously executes and delivers a guarantee agreement in a form and substance reasonably satisfactory to the Administrative Agent for the Guarantee of the payment of the obligations hereunder; provided that the Company shall not be obligated to provide any such Guarantee by a Subsidiary not organized under the laws of the United States, any State thereof or the District of Columbia if the provision of such Guarantee would result in an adverse Tax consequence to the Company or its Subsidiaries.

SECTION 6.05. Capitalization Ratio. The Company shall not permit the Company Capitalization Ratio to exceed, as of the last day of any fiscal quarter, 0.650 to 1.000.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall be in default in the payment when due of any principal of any Loan on the maturity date thereof or any reimbursement obligation in respect of any LC Disbursement on the date on which the same shall become due;

(b) any Borrower shall be in default for five days in the payment when due of any interest on any Loan or any other amount (other than principal) due hereunder;

(c) any representation or warranty made or deemed made by any Borrower in Article III or in any other Loan Document or in any certificate of any Borrower furnished to the Administrative Agent, any Issuing Bank or any Lender in connection with any Loan Document shall prove to have been incorrect, when made or deemed made, in any material respect;

(d) any Borrower shall be in default in the performance of (i) any covenant applicable to it contained in Section 5.02(a), 5.03 (solely with respect to legal existence of the Company), 5.06, 6.01, 6.02, 6.03, 6.04 or 6.05 for five consecutive days after such default shall have become known to the Company or any Borrower or (ii) any other covenant, condition or agreement applicable to it contained in any Loan Document (other those specified in clause (a) or (b) of this Article) for 30 consecutive days after such default shall have become known to the Company or any Borrower;

(e) any obligation of the Company or any Significant Subsidiary (other than any Midstream Subsidiary) in respect of any Material Indebtedness now or hereafter outstanding shall become due by its terms, whether by acceleration or otherwise, and shall not be paid, extended or refunded or any default or event of default shall occur in respect of any such obligation and shall continue for a period of time sufficient to cause or permit the acceleration of maturity thereof, or the Company or any Significant Subsidiary (other than any Midstream Subsidiary) shall fail to pay any Swap Payment Obligation of such Person in excess of $150,000,000 when due and payable (whether by acceleration or otherwise), unless such Person is contesting such Swap Payment Obligation in good faith by appropriate proceedings and has set aside appropriate reserves relating thereto in accordance with GAAP; provided that in the case of any guarantees, endorsements and other contingent obligations in respect of any such obligation for borrowed money of an entity other than the Company or any Consolidated Subsidiary (other than any Midstream Subsidiary) (all of the foregoing being herein called “Accommodation Guarantee Indebtedness”), a default with respect to any Accommodation Guarantee Indebtedness of such Person shall constitute an Event of Default hereunder only if there shall have been a default in the performance by such Person of its obligations with respect to such Accommodation Guarantee Indebtedness and such default shall continue for more than 30 days after a holder or beneficiary of such Accommodation Guarantee Indebtedness shall have demanded the performance of such obligation;

(f) final judgment for the payment of money in excess of $150,000,000 shall be rendered against the Company or any of its Significant Subsidiaries (other than any Midstream Subsidiary), and the same shall remain undischarged for a period of 60 days during which the judgment shall not be on appeal with the execution thereof being effectively stayed or execution thereof shall not be otherwise effectively stayed;

(g) the Company or any of its Significant Subsidiaries (other than any Midstream Subsidiary) shall (i) apply for or consent to the appointment of a receiver, trustee, administrator or liquidator of itself or of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability or failure, to pay its debts generally, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated to be bankrupt or insolvent, (v) commence any case, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent entity, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any insolvency law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

(h) any case, proceeding or other action shall be instituted in any court of competent jurisdiction against the Company or any of its Significant Subsidiaries (other than any Midstream Subsidiary), seeking in respect of the Company or any of its Significant Subsidiaries (other than any Midstream Subsidiary) adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, administration, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, administrator, liquidator or the like of the Company or any of its Significant Subsidiaries (other than any Midstream Subsidiary) or of all or any substantial part of its assets, or other like relief in respect of the Company or any of its Significant Subsidiaries (other than any Midstream Subsidiary) under any bankruptcy or insolvency law, and such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment or if such case, proceeding or other action is being contested by such Company or any of its Significant Subsidiaries (other than any Midstream Subsidiary) in good faith, the same shall continue undismissed, or unstayed and in effect, for any period of 60 consecutive days; or

(i) at any time subsequent to May 26, 2022 and prior to the Maturity Date, Continuing Directors shall fail to constitute at least a majority of the Board of Directors of the Company; for the foregoing purpose, the term “Continuing Directors” means those persons who were directors of the Company on May 26, 2022 and any person whose election or nomination for election as a director of the Company at any time subsequent thereto was approved by at least a majority of the persons who were then Continuing Directors;

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.06(i), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall immediately and automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as the Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform the Administrative Agent’s obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender, an Issuing Bank or a Swingline Lender as any other Lender, Issuing Bank or Swingline Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any of its Subsidiaries or other Affiliates as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders, the Issuing Banks or the Swingline Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and in performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its functions and duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent does not assume, and shall not be deemed to have assumed, any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any other Person, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), and each Lender and Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, rule or regulation, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct, with such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, value, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.07, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) shall have provided a consent or direction in connection with this Agreement or any other Loan Document shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders (or such other number or percentage of Lenders). Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered on account of, any determination by the Administrative Agent that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for acting or not acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon, and shall not incur any liability for acting or not acting upon, any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent, provided that, other than in the case of any such sub-agent that is an Affiliate of the Administrative Agent, the Administrative Agent shall provide prompt written notice of such appointment to the Company. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint one of the Lenders a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and in consultation with the Company, appoint one of the Lenders as a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and the Administrative Agent, remove the Administrative Agent in its capacity as such and, in consultation with the Company, appoint a successor. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged (to the extent not theretofore discharged) from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 10.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by them while it was acting as Administrative Agent.

Each Lender and Issuing Bank acknowledges and agrees that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and Issuing Bank agrees not to assert a claim in contravention of the foregoing), (c) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, and to make, acquire or hold Loans or to issue, extend or amend Letters of Credit hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender and Issuing Bank, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance to the making of such Loan or the issuance, extension or amendment of such Letter of Credit.

If the Administrative Agent notifies a Lender, an Issuing Bank or any Person that has received funds on behalf of a Lender or an Issuing Bank (any such Lender, Issuing Bank or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding paragraph) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient that received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph shall be conclusive, absent manifest error.

Without limiting the immediately preceding paragraph, each Lender and Issuing Bank, or any Person that has received funds on behalf of a Lender or an Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Article VIII.

Each party hereto agrees that, in the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the above, from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient that received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency. The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower for the purpose of making such Erroneous Payment.

Each party’s obligations under the preceding three paragraphs shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

In case of the pendency of any proceeding with respect to any Borrower under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 10.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

None of the Arrangers, the Syndication Agents or the Documentation Agents shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that at least one of the following is and will be true:

(a) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(c) (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(d) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in the immediately preceding clause (d), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Guarantee

In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder and to induce the Issuing Banks to issue Letters of Credit for the accounts of the Borrowing Subsidiaries hereunder, the Company hereby irrevocably and unconditionally guarantees the Guaranteed Obligations. The Company further agrees that the due and punctual payment of the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Guaranteed Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of its Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment and all other notices, demands and protests and formalities of any kind which may otherwise constitute grounds for relieving the Company of its obligations hereunder. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Loan Document or agreement; (d) the failure or delay of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (e) the failure of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (g) any lack of validity or unenforceability of this Agreement or any other Loan Document; (h) any change in ownership of any Borrower or any merger or consolidation of any Borrower with any other Person, (i) any other circumstance which may constitute a defense (other than payment in full of the Guaranteed Obligations) or (j) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Lender or any Issuing Bank, as the case may be, to any balance of any deposit account or credit on the books of any Lender or Issuing Bank, as the case may be, in favor of any Borrower or Subsidiary or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, any impossibility in the performance of the Guaranteed Obligations or otherwise.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any Issuing Bank as applicable, upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Lender or any Issuing Bank may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Guaranteed Obligation of such Borrowing Subsidiary when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent (which demand shall not be required if not allowed due to the existence of a bankruptcy or similar proceeding and is hereby waived by the Company in the event of such circumstances), forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders and/or the Issuing Banks in cash an amount equal the unpaid principal amount of such Guaranteed Obligation. The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Lender or any Issuing Bank, not consistent with the protection of its rights or interests, then, at the election of such Lender or such Issuing Bank, as the case may be, the Company shall make payment of such Guaranteed Obligation in dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender or such Issuing Bank, as the case may be, against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

Upon payment in full by the Company of any Guaranteed Obligation, each Lender shall, in a reasonable manner, assign to the Company the amount of such Guaranteed Obligation owed to such Lender and so paid, such assignment to be pro tanto to the extent to which the Guaranteed Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender). Upon payment by the Company of any sums as provided above, all rights of the Company against the applicable Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations owed by such Borrowing Subsidiary to the Lenders.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic communication as contemplated by paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to the Company, to Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, Attention of Treasurer (Email: rates@hess.com) and Assistant Treasurer (Email: rates@hess.com);

(ii) if to any Borrowing Subsidiary, to it in care of the Company as provided in clause (i) above;

(iii) if to JPMorgan Chase Bank, N.A., as Administrative Agent or as a Swingline Lender, to JPMorgan Chase Bank, N.A., Loan & Agency Services Group, 500 Stanton Christiana Road, NCC5, Floor 01, Newark, Delaware 19713, Attention of Bryan Cook (Phone No. 302 455 3768) (E-mail: bryan.a.cook@jpmchase.com);

(iv) if to any Lender, to it at its address (or email) set forth in its Administrative Questionnaire;

(v) if to an Issuing Bank, to it at the address specified in clause (iv) above or, if such Issuing Bank shall not also be a Lender, to it at the address (or email) most recently specified by it in a notice delivered to the Administrative Agent and the Company; and

(vi) if to any other Swingline Lender, as a Swingline Lender, to it at the address (or email) specified in clause (iv) above.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may, in addition to email, be delivered or furnished by other electronic communications (including using the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. Any notices or other communications to the Administrative Agent or any Borrower may, in addition to email, be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to the Platform shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address, telephone number or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender, by notice to the Company and the Administrative Agent).

(d) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on DebtDomain, Intralinks, Syndtrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and the Administrative Agent expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any Liabilities to any Borrower, any Lender, any Issuing Bank or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Borrower’s or the Administrative Agent’s transmission of Communications through the Platform, except to the extent of direct or actual damages (and not any special, indirect, consequential or punitive damages) that are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or its employees in performing the services hereunder.

SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of any Loan Document (other than any Loan Document that expressly provides for such a waiver), the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of such Default at the time.

(b) Except as provided in paragraph (c) of this Section, none of this Agreement or any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement, or change the permitted currency thereof, or reduce the rate of interest thereon, or reduce any fees payable hereunder (in each case, other than by waiving any “default” interest under Section 2.13(e)), without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or any other amount payable hereunder (in each case, other than by waiving any “default” interest under Section 2.13(e)), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.09(c), 2.18(b) or 2.18(c) in a manner that would alter the pro rata termination or reduction of Commitments or pro rata sharing of payments, as applicable, required thereby without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender or (vi) release the Company from its obligations under Article IX without the written consent of each Lender; provided further that no amendment, modification or waiver of this Agreement or any provision hereof that would alter the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder shall be effective without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and, without limiting the foregoing, any amendment or other modification of Section 2.21 shall require the prior written consent of the Administrative Agent, each Issuing Bank and each Swingline Lender.

(c) Notwithstanding anything to the contrary in paragraph (b) of this Section:

(i) this Agreement and the other Loan Documents may be amended as provided in Sections 2.09(d), 2.09(e) and 2.14(b);

(ii) subject to first proviso of this paragraph, the Company, the Administrative Agent and the applicable Issuing Banks may enter into agreements referred to in Sections 2.06(j) and 2.06(k), and the term “LC Commitment”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term, in each case without consent of the Required Lenders;

(iii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency or to make immaterial changes (including, but not limited to, incorporating changes needed to reflect a successor in interest of any party specifically referred to herein) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and

(iv) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to (A) any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of paragraph (b) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (B) any amendment, waiver or other modification requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders.

(d) The Administrative Agent may, but shall have no obligation to, with the prior written consent of any Lender, execute amendments, waivers or other modifications of this Agreement on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 10.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 10.03. Expenses; Indemnity; Limitation of Liability. (a) The Borrowers agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and each of their respective Affiliates (including the reasonable and documented fees, disbursements and other charges of one firm of counsel for the foregoing, taken as a whole, and, if reasonably necessary, of one firm of local counsel in any relevant jurisdiction), in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, any Issuing Bank or any Lender (including the reasonable and documented fees, disbursements and other charges of one firm of counsel for the foregoing, taken as a whole, and, if reasonably necessary, of one firm of local counsel in any relevant jurisdiction (and, in the case of an actual or perceived conflict of interest where the relevant Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel (including, if reasonably necessary, its own local counsel in any relevant jurisdiction), of such conflict counsel for such affected Person and all similarly situated Persons, taken as a whole)), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) The Borrowers agree to indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the reasonable and documented fees, disbursements and other charges of one firm of counsel for any Indemnitee, and, if reasonably necessary, of one firm of local counsel in any relevant jurisdiction (and, in the case of an actual or perceived conflict of interest where the relevant Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own counsel (including, if reasonably necessary, its own local counsel in any relevant jurisdiction), of such conflict counsel for such affected Indemnitee and all similarly situated Indemnitees, taken as a whole)) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability

related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted (A) from the gross negligence or willful misconduct of such Indemnitee, its Affiliates or their respective officers, directors or employees or (B) from a material breach of this Agreement by such Indemnitee. This Section 10.03(b) shall not apply with respect to Taxes, other than Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Swingline Lender or any Related Party of any of the foregoing, under paragraph (a) or (b) of this Section (and without limiting the obligation of the Borrowers to pay such amount), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub agent), such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub agent), any Issuing Bank or any Swingline Lender in connection with such capacity.

(d) To the extent permitted by applicable law, (i) no Borrower shall assert, and each Borrower hereby waives, any claim against any Lender-Related Person on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet or the Platform), except to the extent that such Liabilities are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person or from a material breach of this Agreement by such Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto or any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this sentence shall relieve the Borrowers of any obligation they may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Borrower may (other than as expressly permitted by Section 6.02(a) or 6.02(b)) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (e) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and participations in LC Disbursements at the time owing to it); provided that (i) each of the Company (provided that (A) in the case of an assignment to a Lender or an Affiliate of a Lender or to an Approved Fund or (B) upon the occurrence and during the continuance of an Event of Default arising under clause (a), (b), (g) or (h) of Article VII, the consent of the Company shall not be required; and provided further that the Company shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received a written request for its consent to such assignment), the Administrative Agent and, in the case of any assignment of a Commitment or any LC Exposure or any Swingline Exposure, as applicable, each Issuing Bank and each Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned, it being agreed that none of the Company, the Administrative Agent, any Issuing Bank or any Swingline Lender will be deemed to have acted unreasonably if it refuses to consent to an assignment to an institution whose unsecured long-term deposit obligations or senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money shall not have ratings of at least BBB from S&P and Baa2 from Moody’s, in each case with at least stable outlook), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent shall otherwise consent (provided that upon the occurrence and during the continuance of an Event of Default arising under clause (a), (b), (g) or (h) of Article VII, the consent of the Company shall not be required, provided further that the Company shall be deemed to have consented to such other amount unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received a written request for its consent to such assignment), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (iii) shall not apply with respect to the assignment of rights and obligations in respect of outstanding Swingline Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on the Platform), together (except in the case of an assignment by a Lender to one of its

Affiliates or an assignment as a result of any of the events contemplated by Section 2.19) with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and records of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Lenders and the Issuing Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance (or an agreement incorporating by reference a form of Assignment and Acceptance posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender selling participations shall keep a register (the “Participant Register”) in which it shall record the name and address of each Participant to which such Lender sells participations and the amount and terms of such participations, acting for this purpose as a non-fiduciary agent of the Borrowers; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participations sold to such Participant, unless the sale of the participations to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participations sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(f) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any central bank with jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 10.03, 10.15 and Article VIII and, if applicable pursuant to the fifth paragraph thereof, Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrowers (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including, for purposes of determining whether the Company is required to comply with Articles V and VI hereof, but excluding Sections 2.15, 2.17 and 10.03 hereof and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.06(d) or 2.06(e).

SECTION 10.06. USA PATRIOT Act and the Beneficial Ownership Regulation. Each Lender and each Issuing Bank hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or such Issuing Bank to identify each Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.07. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter entered into in connection with the credit facilities established hereunder and any commitment advices submitted in connection therewith (but do not supersede any other provisions of any such commitment letter or any fee letter entered into in connection with the credit facilities established hereunder that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). This Agreement shall become effective on the Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document and/or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each of the Borrowers hereby (A) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks, the Company and any other Borrower, Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Administrative Agent and each of the Lenders and Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank, any Lender and any Related Party of any of the foregoing for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.08. Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, Issuing Bank or Affiliate (a) to or for the credit or the account of the Company against any of and all the obligations of the Company or any Borrower, and (b) to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower, now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such set off and application; provided that the failure to give notice shall not affect the validity of such set off and application. For purposes of this Section and without limitation, the Guarantee by the Company of the Guaranteed Obligations shall constitute an obligation of the Company.

SECTION 10.10. Governing Law; Jurisdiction; Consent to Service of Process; Process Agent; Waiver of Immunity. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding against the Administrative Agent, any Arranger, any Issuing Bank or any Lender shall be brought, and shall be heard and determined, exclusively in such Federal Court, or, in the event such Federal Court lacks subject matter jurisdiction, such New York State court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent or any Lender or Issuing Bank may

otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b) and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02 and URDG 758 Article 3(a) or (iii) affect which courts have or do not have personal jurisdiction over any Issuing Bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices to it in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each Borrowing Subsidiary that is not organized in the United States of America, any State thereof or the District of Columbia hereby irrevocably designates, appoints and empowers the Company as its process agent to receive for and on its behalf service of process in any legal action or proceeding arising out of or relating to this Agreement or any other Loan Document, and the Company hereby accepts such appointment.

SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.13. Confidentiality; Non-Public Information. (a) Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of and to not disclose the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and their respective directors, members, partners, officers, employees and agents, including accountants, legal counsel and other advisers, on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall otherwise be bound by an obligation of confidentiality), (ii) to the extent requested by any regulatory authority (including (A) any self-regulatory authority, such as the National Association of Insurance Commissioners and (B) in connection with a pledge or assignment permitted under Section 10.04(g)), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such applicable party hereto agrees to inform the Company promptly thereof to the extent practical and not prohibited by applicable law), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective direct or indirect counterparty (or its advisors) to any securitization, swap or derivatives transaction, relating to the Company, any of its Subsidiaries and the obligations hereunder, (vii) with the consent of the Company, (viii) on a confidential basis to any rating agency in connection with rating the Company or its Subsidiaries or the credit facility provided for herein or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis from a source other than a Borrower and such source is not, to the knowledge of the Administrative Agent, such Lender or such Issuing Bank, subject to contractual or fiduciary confidentiality obligations owing to any Borrower or any Subsidiary with respect to such Information. In addition, each of the Administrative Agent and the Lenders may disclose the existence of this Agreement and the terms of this Agreement to market data collectors, credit insurance providers, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments, including the CUSIP Service Bureau. For the purposes of this Section, “Information” means all information received (whether prior to, or after the Effective Date) from or on behalf of any Borrower, any Subsidiary or any Affiliate of the foregoing relating to any Borrower, any Subsidiary or any Affiliate of the foregoing or their respective businesses, financial condition, operations or assets, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by or on behalf of any Borrower, any Subsidiary or any Affiliate of the foregoing; provided that in the case of information received from the Borrowers after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that information furnished to it pursuant to this Agreement may include MNPI, and confirms that it has developed compliance procedures regarding the use of MNPI and that it will handle such MNPI in accordance with those procedures and applicable law, including Federal and state securities laws.

(c) All information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or any other Loan Document will be syndicate-level information, which may contain MNPI. Accordingly, each Lender represents to each Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 10.14. No Fiduciary Relationship. Each of the Borrowers agrees that in connection with all aspects of the transactions contemplated by the Loan Documents and any communications in connection therewith, the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty or advisory or agency relationship on the part of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates, and no such duty or relationship will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each Lender, each Issuing Bank and their respective Affiliates may have economic interests that conflict with those of the Company and the Borrowing Subsidiaries, their respective equityholders and/or their respective Affiliates.

SECTION 10.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder or under any other Loan Document in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party to any Loan Document in respect of any sum due to any other party thereto or any holder of the obligations owing thereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due thereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.

SECTION 10.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HESS CORPORATION

by	/s/ Eric S. Fishman
Name: Eric S. Fishman
Title: Vice President and Treasurer

HESS OVERSEAS FINANCE INVESTMENTS CENTRE LIMITED

by	/s/ John P. Rielly
Name: John P. Rielly
Title: Director

[Signature Page to the Hess Corporation Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, an Issuing Bank and a Swingline Lender

by	/s/ Sofia Barrera Jaime
Name: Sofia Barrera Jaime
Title: Vice President

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: MUFG BANK, LTD.

by	/s/ Todd Vaubel
Name: Todd Vaubel
Title: Authorized Signatory

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: MIZUHO BANK, LTD.

by	/s/ Edward Sacks
Name: Edward Sacks
Title: Executive Director

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: CITIBANK, N.A.,

by	/s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: Sumitomo Mitsui Banking Corporation

by	/s/ Jeffrey Cobb
Name: Jeffrey Cobb
Title: Director

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

GOLDMAN SACHS BANK USA:

by	/s/ Andrew B. Vernon
Name: Andrew B. Vernon
Title: Authorized Signatory

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: Morgan Stanley Senior Funding, Inc.

by	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: Morgan Stanley Bank, N.A.

by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

DNB CAPITAL LLC:

by	/s/ Scott Joyce
Scott Joyce
Senior Vice President

DNB CAPITAL LLC:

by	/s/ Kevin Utsey
Kevin Utsey
Senior Vice President

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: The Bank of Nova Scotia, Houston Branch

by	/s/ Joe Lattanzi
Name: Joe Lattanzi
Title: Managing Director

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

THE TORONTO-DOMINION BANK, NEW YORK BRANCH:

by	/s/ Maria Macchiaroli
Name: Maria Macchiaroli
Title: Authorized Signatory

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

TRUIST BANK:

by	/s/ Lincoln LaCour
Name: Lincoln LaCour
Title: Vice President

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: Wells Fargo Bank, National Association

by	/s/ Amy Marchbanks
Name: Amy Marchbanks
Title: Vice President

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: BANCO BILBAO VIZCAYA
ARGENTARIA, S.A. NEW YORK BRANCH

by	/s/ Stephen Johnson
Name: Stephen Johnson
Title: Managing Director

by	/s/ David Calvo Ruiz
Name: David Calvo Ruiz
Title: Managing Director

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: Bank of America, N. A.

by	/s/ Ajay Prakash
Name: Ajay Prakash
Title: Director

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: STANDARD CHARTERED BANK

by	/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

U.S. Bank of National Association:

by	/s/ John Prigge
Name: John Prigge
Title: Senior Vice President

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: BANK OF CHINA, NEW YORK BRANCH

by	/s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: The Northern Trust Company

by	/s/ Eric Siebert
Name: Eric Siebert
Title: SVP

[Signature Page to the Hess Corporation Credit Agreement]

SIGNATURE PAGE TO

THE CREDIT AGREEMENT

OF HESS CORPORATION

Name of Institution: Arvest Bank

by	/s/ David Nickel
Name: David Nickel
Title: EVP

[Signature Page to the Hess Corporation Credit Agreement]

Schedule 2.01

Commitments

Lender	Commitments
JPMorgan Chase Bank, N.A.	$265,000,000
MUFG Bank, Ltd.	$265,000,000
Mizuho Bank, Ltd.	$265,000,000
Citibank, N.A.	$265,000,000
Sumitomo Mitsui Banking Corporation	$265,000,000
Goldman Sachs Bank USA	$265,000,000
Morgan Stanley Senior Funding, Inc.	$60,000,000
Morgan Stanley Bank, N.A.	$205,000,000
DNB Capital LLC	$165,000,000
The Bank of Nova Scotia, Houston Branch	$165,000,000
The Toronto-Dominion Bank, New York Branch	$165,000,000
Truist Bank	$165,000,000
Wells Fargo Bank, National Association	$165,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$104,000,000
Bank of America, N.A.	$104,000,000
Standard Chartered Bank	$104,000,000
U.S. Bank National Association	$104,000,000
Bank of China, New York Branch	$62,000,000
The Northern Trust Company	$62,000,000
Arvest Bank	$30,000,000

Total	$3,250,000,000

Schedule 2.05

Swingline Commitments

Swingline Lender	Swingline Commitment
JPMorgan Chase Bank, N.A.	$265,000,000

Schedule 2.06A

Issuing Banks and LC Commitments

Issuing Bank	LC Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
MUFG Bank, Ltd.	$100,000,000
Mizuho Bank, Ltd.	$100,000,000
Citibank, N.A.	$100,000,000
Sumitomo Mitsui Banking Corporation	$100,000,000
Goldman Sachs Bank USA	$100,000,000
Morgan Stanley Senior Funding, Inc.[1]	$100,000,000
The Toronto-Dominion Bank, New York Branch	$100,000,000

[1]

It is understood that Morgan Stanley Senior Funding, Inc. has agreed, on the terms set forth in the Credit Agreement, to issue Letters of Credit up to the full amount of its LC Commitment as set forth herein, notwithstanding that such LC Commitment exceeds its Commitment.

Schedule 2.06B

Existing Letters of Credit

None.

Schedule 3.10

Scheduled Debt – Consolidated Subsidiaries

Consolidated Subsidiary	Balance as of March 31, 2022 (in millions)
Hess Exploration & Production Malaysia BV	$215.1

Total	$215.1
Hess Midstream Operations LP
5.625% Senior Unsecured Notes due 2026	$791.7
5.125% Senior Unsecured Notes due 2028	$543.1
4.250% Senior Unsecured Notes due 2030	$739.3
Term Loan A	$381.8
Revolving Credit Facility	$105.0

Total	$2,560.9
Total Consolidated Subsidiary Debt	$2,776.0

Schedule 6.01

Existing Liens

None.

EXHIBIT A

to Credit Agreement

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility set forth below (including any Letters of Credit, Guarantees and Swingline Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Loan Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case to the extent related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[a Lender] [an Affiliate of [Lender]] [an Approved Fund of [Lender]]

3.	Borrower:	Hess Corporation and the Borrowing Subsidiaries identified in the Credit Agreement

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time), among Hess Corporation, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:[1]

Aggregate Amount of Commitments/ Revolving Credit Exposure of all Lenders	Amount of Commitments/ Revolving Credit Exposure Assigned	Percentage Assigned of Aggregate Amount of Commitments/ Revolving Credit Exposure of all Lenders [2]
$	$		%

Assignment Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	To comply with the minimum assignment amounts set forth in 10.04(b)(ii) of the Credit Agreement.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Revolving Credit Exposure of all Lenders thereunder.

2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent [and Swingline Lender][3]

By:
Name:
Title:

Consented to:

[ISSUING BANK], [4] as Issuing Bank

By:
Name:
Title:

[3]	To be included only if consent of each Swingline Lender is required under Section 10.04(b) of the Credit Agreement.
[4]	To be included only if consent of each Issuing Bank is required under Section 10.04(b) of the Credit Agreement.

[SWINGLINE LENDER], [5] as Swingline Lender

By:
Name:
Title:

[Consented to:

HESS CORPORATION

By:
Name:
Title:][6]

[5]	To be included only if consent of each Swingline Lender is required under Section 10.04(b) of the Credit Agreement.
[6]	To be included only if the consent of the Company is required by Section 10.04(b)(i) of the Credit Agreement.

ANNEX I

HESS CORPORATION CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than the statements, warranties or representations made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties and (vi) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee (including, if the Assignee is a Lender that is a United States Person, IRS Form W-9 certifying that such Lender is exempt from United States Federal backup withholding tax and, if the Assignee is a Foreign Lender, IRS Form W-8-BEN, IRS Form W-8-BEN-E, IRS Form W-8ECI or IRS Form W-8IMY, as applicable); and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Assignment Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Acceptance by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Acceptance by any Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance and the provisions of Section 10.07 of the Credit Agreement are herein incorporated by reference mutatis mutandis. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

2

EXHIBIT B

to Credit Agreement

[FORM OF] NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [insert jurisdiction] [corporation] [limited liability company] [limited partnership] (the “Borrower”), unconditionally promises to pay to                      (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent, on such dates and in such amounts as are set forth in the Credit Agreement. The amounts payable under the Credit Agreement may be reduced only in accordance with the terms of the Credit Agreement. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent.

This Note is one of the Notes referred to in, and evidences the Loans made by the Lender under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be or shall automatically become immediately due and payable.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[NAME OF BORROWER]

By:
Name:
Title:

LOAN AND PRINCIPAL PAYMENTS

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

2

EXHIBIT C

to Credit Agreement

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A., as the Administrative Agent

Loan & Agency Services Group

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

[Attention: Bryan Cook

Phone No.: 302 455 3768

E-mail: bryan.a.cook@jpmchase.com]

[                    ]1

[●]

Attention: [●]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request, and the [Borrower specified below][Company, on behalf of the Borrower specified below,] hereby gives you notice, pursuant to Section [2.03][2.05] of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Borrower:

(B)	Aggregate principal amount of Borrowing:[2] [$]

(C)	Date of Borrowing (which is a Business Day):[3]

[1]	Specify the applicable Swingline Lender in the case of Swingline Borrowing.
[2]	Must comply with Sections 2.01, 2.02(c) and 2.05(a) of the Credit Agreement.
[3]	For Term SOFR Borrowings and Daily Simple SOFR Borrowings (if applicable pursuant to Section 2.14), the date should be at least 3 Business Days after the date of the Borrowing Request.

(D)	Class of Borrowing:[4]

(E)	Type of Borrowing:[5]

(F)	Interest Period:[6]

(G)	[Location and number of the account of the applicable Borrower to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.: )][Name of the Issuing Bank that made the LC Disbursements the reimbursement of which is intended to be made with the proceeds of the requested Borrowing:][7]

[(H)	Swingline Lender[s]: ][8]

The [Borrower specified above][Company, on behalf of the Borrower specified above,] hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the requested Borrowing, the conditions specified in Sections 4.02(a) and 4.02(b) of the Credit Agreement are and shall be satisfied.

Very truly yours,

[HESS CORPORATION][Borrower specified above],

By:
Name:
Title:

[4]	Specify Revolving Borrowing or Swingline Loan.
[5]

Specify ABR Borrowing, Term SOFR Borrowing (not available for Swingline Borrowings) or Daily Simple SOFR Borrowing (if applicable pursuant to Section 2.14). If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.

[6]

Applicable to Term SOFR Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one week or one, three or six months. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Any Interest Period that otherwise would extend beyond the Maturity Date applicable to any Loan shall end on the Maturity Date applicable to such Loan.

[7]	Selection as applicable in accordance with Section 2.03 or 2.05 of the Credit Agreement.
[8]	Applicable to Swingline Borrowings only. Shall specify the Swingline Lender or Swingline Lenders that are requested to provide the requested Swingline Borrowing.

2

EXHIBIT D

to Credit Agreement

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A., as the Administrative Agent

Loan & Agency Services Group

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

[Attention: Bryan Cook

Phone No.: 302 455 3768

E-mail: bryan.a.cook@jpmchase.com]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the [Borrower identified below][Company, on behalf of the Borrower identified below,] hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.	Borrowing to which this request applies:
Principal Amount:
Type:
Interest Period[1]:

2.	Effective date of this election[2]:

3.	Resulting Borrowing[s][3]
Principal Amount[4]:

[1]	In the case of a Term SOFR Borrowing, specify the last day of the current Interest Period therefor.
[2]	Must be a Business Day.
[3]

If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be subject to Section 2.02(c) of the Credit Agreement.

[4]	Indicate the principal amount of the resulting Borrowing.

Type[5]:

Interest Period[6]:

Very truly yours,

[HESS CORPORATION][Borrower specified above],

By:
Name:
Title:

[5]	Specify whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or a Daily Simple SOFR Borrowing (if applicable pursuant to Section 2.14).
[6]

Applicable only if the resulting Borrowing is to be a Term SOFR Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one week or one, three or six months. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Any Interest Period that otherwise would extend beyond the Maturity Date applicable to any Loan shall end on the Maturity Date applicable to such Loan.

2

EXHIBIT E

to Credit Agreement

[Letterhead of Issuing Bank]

[FORM OF]

NOTICE OF LC ACTIVITY

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

Attention: Treasurer and Assistant Treasurer

JPMorgan Chase Bank, N.A., as Administrative Agent

Loan & Agency Services Group

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

[Attention: Bryan Cook

Phone No.: 302 455 3768

E-mail: bryan.a.cook@jpmchase.com]

[Date]

Hess Corporation – Notice of LC Activity

Ladies and Gentlemen:

This Notice of LC Activity is delivered to you pursuant to Section 2.06(b) of the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

The undersigned Issuing Bank hereby gives you notice pursuant to Section 2.06(b) of the Credit Agreement that [the Issuing Bank [issued] [amended] [extended] a Letter of Credit pursuant to a Notice of LC Request from [the Company][name of Borrowing Subsidiary]]1. A copy of such Letter of Credit [(as so [amended] [extended])] is attached hereto as Exhibit A. The beneficiary of such Letter of Credit is                     . The stated amount of such Letter of Credit is $        . Such Letter of Credit was issued on                      [and the [amendment] [extension] thereof became effective on                     ]. As of the date hereof, $         of such Letter of Credit has been drawn on. The expiration date of such Letter of Credit is

[1]

In the case of a Notice of LC Activity delivered in connection with an expiry of, or a drawing under a Letter of Credit, identify the applicable Letter of Credit and specify such expiration date or the amount of such drawing.

        ,             . [Issuing Bank to add any other information with respect to the amendment, extension or expiry of, or drawing under, such Letter of Credit as the Administrative Agent may reasonably request.]

,
as Issuing Bank,

By:
Name:
Title:

Exhibit A

[See Attached Letter of Credit]

EXHIBIT F

to Credit Agreement

[Letterhead of Company/Borrowing Subsidiary]

[FORM OF]

NOTICE OF LC REQUEST

,
as the Issuing Bank

Attention:

JPMorgan Chase Bank, N.A., as Administrative Agent

Loan & Agency Services Group

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

[Attention: Bryan Cook

Phone No.: 302 455 3768

E-mail: bryan.a.cook@jpmchase.com]

[Date]

Hess Corporation – Notice of LC Request

Ladies and Gentlemen:

This Notice of LC Request is delivered to                     , as an issuing bank (the “Issuing Bank”), pursuant to Section 2.06(b) of the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

1. [The Company [and [name of Borrowing Subsidiary]] request[s] that a Letter of Credit (the “Letter of Credit”) be issued as provided herein. The amount of the Letter of Credit is $        . After giving effect to the issuance of the Letter of Credit, (i) the aggregate LC Exposure will not exceed $2,000,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by the Issuing Bank will not exceed the LC Commitment of the Issuing Bank (unless otherwise agreed by the Issuing Bank), (iii) the Revolving Credit Exposure of any Lender will not exceed the Commitment of such Lender, (iv) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Commitment and (v) in the case of any extension of any

Maturity Date pursuant to Section 2.09(d) of the Credit Agreement, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date will not exceed the sum of the Commitments that have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans.] [The Company [and [name of Borrowing Subsidiary]] request[s] that the [identify Letter of Credit] (the “Letter of Credit”) be [amended] [extended] as provided herein. After giving effect to the [amendment] [extension] of the Letter of Credit, (i) the aggregate LC Exposure will not exceed $2,000,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by the Issuing Bank will not exceed the LC Commitment of the Issuing Bank (unless otherwise agreed by the Issuing Bank), (iii) the Revolving Credit Exposure of any Lender will not exceed the Commitment of such Lender, (iv) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Commitment and (v) in the case of any extension of any Maturity Date pursuant to Section 2.09(d) of the Credit Agreement, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date will not exceed the sum of the Commitments that have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans.]

2. The proposed date of the requested [issuance] [amendment] [extension] of the Letter of Credit is                 ,          (which is a Business Day).

3. The expiration date of the Letter of Credit is                 ,         .22

4. [Company/Borrowing Subsidiary to add any other information necessary to prepare, amend or extend the Letter of Credit (including amount of Letter of Credit, name and address of the beneficiary thereof, drawing conditions, etc.).]

The undersigned Financial Officer of the Company [and the Borrowing Subsidiary] certifies that each of the conditions precedent to the proposed issuance set forth in Section[s] 4.02 [and 4.03]23 of the Credit Agreement has been satisfied.

[22]

Insert date that is no less than five Business Days prior to the Maturity Date. The Maturity Date, the Availability Period and the LC Availability Period, as such terms are used in the Credit Agreement in reference to any Issuing Bank or any Letter of Credit issued by such Issuing Bank, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank.

[23]	Insert in the case of any Letters of Credit issued for the account of a Borrowing Subsidiary.

2

HESS CORPORATION

By:
Name:
Title:

[[NAME OF BORROWING SUBSIDIARY]

By:
Name:
Title:]

EXHIBIT G-1

to Credit Agreement

[FORM OF] BORROWING SUBSIDIARY AGREEMENT dated as of [                    ], among HESS CORPORATION, a Delaware corporation (the “Company”), [NAME OF BORROWING SUBSIDIARY], a [insert jurisdiction] [corporation] [limited liability company] [limited partnership] (the “New Borrowing Subsidiary”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to, and issue Letters of Credit for the account of, the Company and the Borrowing Subsidiaries. The Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement. The Company and the New Borrowing Subsidiary represent that the New Borrowing Subsidiary is a Significant Subsidiary incorporated or organized, as applicable, under the laws of [    ]. The Company represents that the representations and warranties of the Company in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Guaranteed Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent and satisfaction of the other requirements of Section 2.20 of the Credit Agreement, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement, and will be liable for the observance and performance of all of the obligations of a Borrowing Subsidiary under the Credit Agreement (including as a Borrower thereunder) to the same extent as if it had been one of the original parties to the Credit Agreement, including, without limitation, Section 10.03 thereof.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

HESS CORPORATION,

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

EXHIBIT G-2

to Credit Agreement

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A., as Administrative Agent

for the Lenders referred to below

Loan & Agency Services Group

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

[Attention: Bryan Cook

Phone No.: 302 455 3768

E-mail: bryan.a.cook@jpmchase.com]

[Date]

Ladies and Gentlemen:

The undersigned, Hess Corporation, a Delaware corporation (the “Company”), refers to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Company hereby terminates the status of [                    ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to, or Letters of Credit issued for the account of, the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees or in respect of Letters of Credit (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the termination of the status of [                ] as a Borrowing Subsidiary under the Credit Agreement, the Company agrees that nothing shall affect its obligations under Article IX of the Credit Agreement with respect to any Guaranteed Obligations incurred prior to the date hereof or any of its obligations that survive the repayment in full of the Loans, the expiration or termination of the Commitments or the termination of the Credit Agreement, as provided in Section 10.05 of the Credit Agreement.

Very truly yours,

HESS CORPORATION,

By:
Name:
Title:

EXHIBIT H-1

to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

by
Name:
Title:

Date:	, 20[ ]

EXHIBIT H-2

to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

by
Name:
Title:

Date:	, 20[ ]

EXHIBIT H-3

to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

by
Name:
Title:

Date:	, 20[ ]

EXHIBIT H-4

to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of July 14, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among Hess Corporation, a Delaware corporation (the “Company”), the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

by
Name:
Title:

Date:	, 20[ ]